Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

among

BRISTOW GROUP INC.

and

THE PURCHASERS PARTY HERETO

(7.0% Convertible Senior Secured Notes due 2024)

i

ii

iii

SECURITIES PURCHASE AGREEMENT

(7.0% Convertible Senior Secured Notes due 2024)

This SECURITIES PURCHASE AGREEMENT, dated as of November 27, 2018 (this “Agreement”), is entered into by and among BRISTOW GROUP INC., a Delaware corporation (the “Company”), and the purchasers set forth in Schedule A hereto (the “Purchasers”).

WHEREAS, Bear Acquisition I, LLC, a subsidiary of the Company (“Merger Sub 1”), has entered into a Stock Purchase Agreement (the Stock Purchase Agreement as of the date of this Agreement, the “Acquisition Agreement,” and the transactions contemplated thereby, the “Acquisition”), dated as of November 9, 2018, by and among Merger Sub 1, the Company, Columbia Helicopters, Inc., an Oregon corporation (“CHI”), the shareholders of CHI and a shareholder representative; and

WHEREAS, concurrently with the consummation of the Acquisition, (i) the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, up to $150,000,000 in aggregate principal amount of its convertible senior secured notes due 2024 (the “Securities”), in accordance with the provisions of this Agreement and in such amount as set forth opposite each respective Purchaser’s name in Schedule A, to be issued under an indenture dated as of the closing date in the form attached hereto as Exhibit A (the “Indenture”); (ii) the Securities will be secured by a pledge of all of the issued and outstanding shares of capital stock of a newly formed wholly owned subsidiary of the Company (“Merger Sub 2”) pursuant to a pledge agreement in the form attached hereto as Exhibit B (the “Pledge Agreement”); (iii) the Company shall cause Merger Sub 2 to issue the Warrants (as defined below) to the Purchasers; and (iv) contemporaneously with the effectiveness of the Pledge Agreement, Merger Sub 2 and CHI shall merge, with CHI surviving the merger and CHI contemporaneously therewith being redomesticated as a Delaware corporation.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions

As used in this Agreement, the following terms have the meanings indicated:

“Acquisition” has the meaning specified in the recitals.

“Acquisition Agreement” has the meaning specified in the recitals.

“Affiliate” shall have the meaning ascribed to it, on the date hereof, in Rule 405 under the Securities Act.

“Agreement” has the meaning specified in the introductory paragraph of this Agreement.

“Anti-Money Laundering Laws” has the meaning specified in Section 3.27.

“Audit Committee” has the meaning specified in Section 3.18.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Texas are authorized or required by Law or other governmental action to close.

“Closing” has the meaning specified in Section 2.02(a).

“Closing Date” has the meaning specified in Section 2.02(a).

“Collateral Agent” has the meaning specified in Section 2.03(b)(x).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” has the meaning specified in the introductory paragraph of this Agreement.

“Company SEC Documents” has the meaning specified in Section 3.03.

“Confidentiality Agreement” means the respective confidentiality agreements entered into between the Company and one or more Affiliates of each Purchaser.

“Debt Repayment Triggering Event” has the meaning specified in Section 3.12.

“Environmental Laws” has the meaning specified in Section 3.17.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Funding Obligation” means an amount equal to the Purchase Price multiplied by the principal amount of Securities to be purchased by a Purchaser on the Closing Date, as set forth opposite such Purchaser’s name on Schedule A.

“GAAP” means generally accepted accounting principles in the United States of America as of the date hereof.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Company and its subsidiaries or any of their respective Properties.

“Indemnified Party” has the meaning specified in Section 6.03.

“Indemnifying Party” has the meaning specified in Section 6.03.

“Indenture” has the meaning specified in the recitals.

“Intellectual Property Rights” has the meaning specified in Section 3.16.

“Internal Controls” has the meaning specified in Section 3.18.

“Internal Control Event” has the meaning specified in Section 3.18.

“Knowledge of the Company” means the actual knowledge, after reasonable inquiry, of one or more of Thomas Amonett, Jonathan Baliff, L. Don Miller, Geoff Carpenter and Bo Underwood.

“Licenses” has the meaning specified in Section 3.14.

“Material Adverse Effect” has the meaning specified in Section 3.01.

“Merger Sub 2” means Bear Acquisition II, Inc., a Delaware corporation and wholly owned subsidiary of the Company.

“NYSE” means the New York Stock Exchange.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.

“Pledge Agreement” has the meaning specified in the recitals.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible (including intellectual property rights).

“Purchase Price” has the meaning specified in Section 2.01(a).

“Purchaser Related Parties” has the meaning specified in Section 6.01.

“Purchaser Representative” means, with respect to its Affiliates, Highbridge Capital Management LLC; with respect to its Affiliates, Aristeia Capital L.L.C.; and with respect to its Affiliates, Whitebox Advisors.

“Purchasers” has the meaning specified in the introductory paragraph of this Agreement.

“Representatives” means, with respect to a specified Person, the investors, officers, directors, managers, employees, agents, advisors, counsel, accountants, investment bankers and other representatives of such Person.

“Rules and Regulations” means the rules and regulations of the Commission.

“Sanctions” has the meaning specified in Section 3.28.

“Securities” has the meaning specified in the recitals.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NYSE (“Exchange Rules”).

“Taxes” means any federal, state, local or foreign income, gross receipts, franchise, payroll, employment, excise, ad valorem, severance, stamp, occupation, windfall, profits, customs, capital stock, withholding, social security, retirement, unemployment, disability, workers compensation, real property, personal property, sales, use, transfer, value added, net worth, recording, escheat or unclaimed property, alternative, add-on minimum or other taxes, fees and charges, imposed by the Internal Revenue Service or any other taxing authority (whether domestic (including a U.S. possession) or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof), whether computed on a separate, consolidated, unitary, combined or any other basis, and such term shall include any interest whether paid or received, penalties or additional amounts imposed by the Internal Revenue Service or any other taxing authority attributable to, or imposed upon, or with respect to any such taxes, charges, fees, levies or other assessments.

“Tax Return” means any return, report or similar filing (including attached schedules) filed or required to be filed with respect to Taxes (and any amendments thereto), including any information return, claim for refund or declaration of estimated Taxes.

“Third-Party Claim” has the meaning specified in Section 6.03.

“Transaction Documents” means, collectively, this Agreement, the Indenture, the Warrant Agreements, the Pledge Agreement, the Warrants and any and all other agreements or instruments executed and delivered to the Purchasers by the Company hereunder or thereunder, as applicable.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Securities in accordance with the Indenture.

“Warrant Agreements” means the Agreements, to be entered into at the Closing, between Merger Sub 2 and each Purchaser, each substantially in the form attached to this Agreement as Exhibit C.

“Warrant Components” has the meaning specified in the Warrant Agreements.

“Warrants” means the Warrants, to be entered into at the Closing, between Merger Sub 2 and each Purchaser, pursuant to the Warrant Agreements.

“Warrant Shares” means the shares of common stock of Merger Sub 2 and, following the merger of Merger Sub 2 and CHI, Columbia Helicopters, Inc., a Delaware corporation, issuable upon exercise of the Warrants in accordance with the Warrants.

Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements of the Company and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01 Purchase.

(a) On the Closing Date, on the terms and subject solely to the satisfaction or waiver of the conditions to the Closing in Section 2.03, each Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell severally and not jointly to each such Purchaser, the principal amount of Securities set forth opposite such Purchaser’s name on Schedule A at a purchase price of 100% of the respective principal amount thereof (the “Purchase Price”); provided that each Purchaser may, at its option by providing written notice to the Company not later than 5:00 p.m., New York City time, on December 14, 2018, reduce the principal amount of its purchase to an amount no lower than the reduced principal amount of Securities set forth on Schedule A.

Section 2.02 Closing.

(a) On the terms and subject solely to the satisfaction or waiver of the conditions to the Closing in Section 2.03, the consummation of the purchase and sale of the Securities and the Warrants hereunder (the “Closing”) shall be held at the offices of Baker Botts L.L.P., 910 Louisiana Street, Houston, Texas 77002, at 10:00 a.m. prevailing Central time on the date of the closing of the Acquisition, or at such other time and place as the Company and the Purchaser Representatives agree (the “Closing Date”).

(b) In addition and subject solely to the satisfaction or waiver on the Closing Date of the conditions to the Closing in Section 2.03, at the Closing:

(i) the Company will deliver the Securities to or as instructed by the Purchasers for the accounts of the several Purchasers in a form reasonably acceptable to the Purchasers, free and clear of all liens, other than (i) restrictions on transfer under the Transaction Documents or applicable federal and state securities laws and (ii) such liens as are created by the Purchasers; and

(ii) each Purchaser will deliver or cause to be delivered to a bank account designated by the Company in writing at least two business days prior to the Closing Date, an amount in cash, by wire transfer of immediately available funds, equal to the Purchase Price for the Securities to be purchased by such Purchaser pursuant to Section 2.01.

Section 2.03 Closing Conditions.

(a) Mutual Closing Conditions. The obligations of the Purchasers, on the one hand, and the Company, on the other hand, to effect the Closing are subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Purchaser Representatives and the Company at or prior to the Closing of the following conditions:

(i) no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(ii) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement; and

(iii) the Company shall have delivered a certification in writing that (x) all conditions to closing the Acquisition set forth in Section 9.1 of the Acquisition Agreement have been satisfied or shall be satisfied substantially simultaneously with the Closing on the terms and conditions contemplated by the Acquisition Agreement (subject to any amendments, supplements, waivers or other modifications permitted by Section 5.04 or otherwise consented to by the Purchasers representing a majority of the principal amount of the Securities) and (y) the closing of the Acquisition shall occur substantially simultaneously with the Closing.

(b) Purchaser Closing Conditions. The obligations of the Purchasers to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Purchasers representing a majority of the principal amount of the Securities at or prior to the Closing of the following conditions:

(i) (A) the representations and warranties of the Company set forth in ARTICLE III hereof (other than Section 3.01, Section 3.04, Section 3.05, Section 3.08, Section 3.09, Section 3.12 and Section 3.30) shall be true and correct (disregarding all qualifications or limitations as to materiality or Material Adverse Effect) as of the date of this Agreement and as of the Closing Date (after giving effect to the Acquisition) as though made on and as of such date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect, (B) the representations and warranties of the Company set forth in Section 3.05, Section 3.08 and Section 3.09 shall be true and correct as of the Closing Date (after giving effect to the Acquisition) as though made on and as of the Closing Date (after giving effect to the Acquisition) (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date) except for de minimis inaccuracies, and (C) the representations and warranties of the Company set forth in Section 3.01, Section 3.04, Section 3.12 and Section 3.30 shall be true in all material respects as of the date of this Agreement and as of the Closing Date (after giving effect to the Acquisition) as though made on and as of such date;

(ii) the Company shall have performed in all material respects its obligations required to be performed by it pursuant to Section 5.01 and Section 5.04 at or prior to the Closing;

(iii) the Purchasers shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company certifying to the effect that the conditions set forth in Section 2.03(b)(i) and Section 2.03(b)(ii) have been satisfied;

(iv) the Purchasers and Jefferies LLC (“Jefferies”) shall have received an opinion of Baker Botts L.L.P., counsel to the Company, substantially in the form of Exhibit D;

(v) 14,150,382 Underlying Shares and the maximum number of Warrant Shares shall have been reserved;

(vi) the Purchasers shall have received (x) counterparts of each of the Warrant Agreements, duly executed by Merger Sub 2, representing the number of Warrant Components equal to the principal amount of Securities to be purchased by the applicable Purchaser divided by $1,000 and (y) counterparts of the Pledge Agreement, duly executed by the Company and U.S. Bank National Association, as collateral agent;

(vii) the Company shall have delivered evidence of issuance of the Securities for the accounts of the several Purchasers in book-entry form through the facilities of The Depository Trust Company;

(viii) the Purchasers shall have received a cross-receipt executed by the Company and delivered to the Purchasers certifying that it has received from the Purchasers an amount in cash from each Purchaser equal to such Purchaser’s Funding Obligations;

(ix) the Company shall have delivered a certificate of the secretary or the assistant secretary of the Company certifying as to and attaching (A) the articles of incorporation of the Company, (B) the bylaws of the Company and (C) duly executed board resolutions of the Board of Directors or a committee thereof authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby; and

(x) the collateral agent under the Pledge Agreement (the “Collateral Agent”) shall have received (i) all certificates, agreements or instruments necessary to perfect its first-priority security interest for the benefit of the holders of the Securities in all of the collateral described in the Pledge Agreement, including but not limited to, stock certificates accompanied by instruments of transfer and stock powers undated and endorsed in blank, Uniform

Commercial Code financing statements in appropriate form for filing, evidence of release of any other Person’s existing security interest therein and certified copies of Uniform Commercial Code and tax and judgment lien searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name the Company as debtor and that are required by perfection certificates or that the Purchasers deem necessary or appropriate and (ii) evidence that payments reasonably satisfactory to the Collateral Agent for all filing fees, taxes and other amounts payable in connection with filings and other actions referred to in this Section 2.03(b)(x) shall have been made.

(c) Company Closing Conditions. The obligation of the Company to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company at or prior to the Closing of the following conditions:

(i) (A) the representations and warranties of the Purchasers set forth in Article IV hereof (other than Sections 4.01, 4.02 and 4.04) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such date), except where the failure of such representation and warranties to be so true and correct would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated by this Agreement or the ability of the Purchasers to fully perform their covenants and obligations under this Agreement and (B) the representations and warranties of the Purchasers set forth in Sections 4.01, 4.02 and 4.04 shall be true in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;

(ii) each Purchaser shall have performed in all material respects its obligations required to be performed by it pursuant to this Agreement at or prior to the Closing;

(iii) the Company shall have received counterparts of each of the Warrant Agreements, duly executed by the Purchasers;

(iv) the Company shall have received a cross-receipt executed by each Purchaser and delivered to the Company certifying that it has received from the Company (A) the principal amount of Securities set forth opposite such Purchaser’s name on Schedule A and (B) the Warrants with respect to the number of Warrant Shares equal to the principal amount of Securities to be purchased by the applicable Purchaser divided by $1,000; and

(v) the Company shall have received at the Closing payment of each Purchaser’s Funding Obligation by wire transfer of immediately available funds to an account designated in advance of the Closing Date by the Company.

Section 2.04 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser.

Section 2.05 Further Assurances. From time to time after the date hereof, without further consideration, the Company and each Purchaser shall use their commercially reasonable efforts to take, or cause to be taken, all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES AND

COVENANTS RELATED TO THE COMPANY

As of the date hereof and as of the Closing (after giving effect to the Acquisition), the Company represents and warrants to the Purchasers as follows:

Section 3.01 Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have, or reasonably be expected to have, a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

Section 3.02 Subsidiaries. The entities listed on Schedule 3.02 hereto include every direct and indirect subsidiary of the Company that is a “significant subsidiary” (as such term is defined in Item 1-02(w) of Regulation S-X). Each significant subsidiary of the Company has been duly incorporated or otherwise organized and is an existing corporation, limited liability company or other business entity in good standing under the laws of the jurisdiction of its incorporation or organization; and each significant subsidiary of the Company is duly qualified to do business as a foreign corporation or other business entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other equity securities of each significant subsidiary of the Company have been duly authorized and validly issued and are fully paid and, in the case of corporate subsidiaries, nonassessable and the capital stock or other equity securities of each significant subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects, except to the extent such capital stock or other equity securities are subject to a lien or encumbrance in connection with the (i) the Indenture, dated as of March 6, 2018, among the Company, as issuer, the guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent, or (ii) the Credit Agreement among the Bristow Equipment Leasing Ltd., as borrower, PK Transportation Finance Ireland Limited and the several banks, other financial institutions and other lenders from time to time party thereto (the “Lenders”), PK AirFinance S.à r.l., as agent for the Lenders, and PK AirFinance S.à r.l., as security trustee.

Section 3.03 Company SEC Documents. Except as disclosed in the Company SEC Documents, the Company’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act (all such documents filed prior to the date hereof, collectively the “Company SEC Documents”) have been filed with the Commission on a timely basis. The Company SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not misleading, (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The Company shall use its reasonable best efforts to cause all registration statements, reports, schedules and statements required to be filed by it under the Exchange Act or the Securities Act prior to the first anniversary of the date hereof to be filed with the Commission on a timely basis.

Section 3.04 Execution and Delivery of Indenture. The Indenture and the Securities have been duly authorized by the Company and, when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Securities will have been duly executed, authenticated, issued and delivered, and such Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will be entitled to the benefits of the Indenture.

Section 3.05 Securities; Capitalization. When the Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Securities will be in the form contemplated by, and convertible into the Underlying Shares of the Company in accordance with, the terms of the Indenture; 14,150,382 Underlying Shares initially issuable upon conversion of such Securities have been duly authorized and reserved for issuance upon such conversion; the authorized equity capitalization of the Company consists of 8,000,000 shares of preferred stock, par value $0.01 per share, and 90,000,000 shares of Common Stock; at the close of business on November 7, 2018, there were 35,798,185 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding; all outstanding shares of capital stock of the Company are, and when issued upon conversion of the Securities the Underlying Shares of the Company will be, validly issued, fully paid and nonassessable; none of the outstanding shares of capital stock of the Company have been issued in violation of, and the issuance of the Underlying Shares will not be subject to, any preemptive or similar rights of any security holder; and the Underlying Shares will be free and clear of any and all liens and restrictions on transfer, other than (a) restrictions on transfer under the Transaction Documents or under applicable state and federal securities laws, and (b) such liens as are created by the Purchasers. The Company acknowledges and agrees that subsequent to November 27, 2019, the Securities and any Underlying Shares to be issued to the Purchasers upon conversion of the Securities will not contain any restrictive legend and will be freely transferable by each Purchaser without restriction (provided that at the time of conversion, such Purchaser has not been in the preceding three months an “affiliate” of the Company as defined in Rule 144 promulgated under the Securities Act) and such issuance will be effected via DWAC to the accounts specified by the Purchaser Representatives.

Section 3.06 Capitalization of Merger Sub 2. As of the Closing Date, the authorized equity capitalization of Merger Sub 2 will consist of 250,000 shares of common stock, of which there will be 100,000 shares of common stock issued and outstanding.

Section 3.07 Certain Fees. No fees or commissions are or will be payable by the Company to brokers, finders or investment bankers with respect to the sale of any of the Securities or the consummation of the transactions contemplated by this Agreement or the other Transaction Documents.

Section 3.08 Warrants and Warrant Shares. As of the Closing Date, the Warrants have been duly authorized by Merger Sub 2 and the stockholders of Merger Sub 2 have no preemptive rights with respect to the Warrants; the Warrant Shares issuable upon exercise of the Warrants have been duly authorized and reserved for issuance upon such exercise.

Section 3.09 Pledge Agreement. The Pledge Agreement will, on the Closing Date, upon payment by the Purchasers of the Purchase Price for the Securities and when executed and delivered by the parties thereto, create in favor of the Collateral Agent, for the benefit of itself, U.S. Bank National Association, as trustee, and the holders of the Securities, a legal, valid and enforceable security interest in the collateral described therein as security for the Securities to the extent that a legal, valid, binding and enforceable security interest in such collateral may be created under any applicable law of the United States of America and any states thereof, including, without limitation, the applicable Uniform Commercial Code (“UCC”), subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, which security interest, upon the filing of financing statements or the obtaining of “control” (as defined in the UCC), in each case, as applicable, with respect to the relevant collateral as required under the applicable UCC, will constitute a fully perfected lien on, and security interest in, all right, title and interest of the Company in such collateral, in each case prior and superior (except as otherwise provided for in the Pledge Agreement) in right to any other person, in each case to the extent that a security interest may be perfected by the filing of a financing statement under the applicable UCC or by obtaining “control.”.

Section 3.10 Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the consummation of the transactions contemplated by this Agreement, the execution and performance of the Indenture and the offering and the issuance and sale of the Securities, Warrants, Underlying Shares and Warrant Shares, except (a) such as have been obtained, or made and such as may be required under state securities laws, (b) as may be required by the rules and regulations of the NYSE or as may be required to amend the Company’s charter to increase the total number of authorized but unissued shares of Common Stock to an amount sufficient to permit the conversion of the Securities, assuming all conversions are settled by physical settlement and the maximum number of additional shares are issued in connection with a Make-Whole Fundamental Change (as defined in the Indenture); (c) filings under the Exchange Act or (d) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any Underlying Shares to be delivered upon conversion of the Securities shall be approved for listing on the NYSE (or any other exchange on which the Common Stock may then be listed in accordance with the Indenture), subject to notice of issuance. The Company further agrees, that if the Company applies to have the Common Stock listed on any other exchange on which the Common Stock may be listed in accordance with the Indenture, it will then include in such application all of the Underlying Shares, and will take such other action as is necessary to cause all of the Underlying Shares to be listed or quoted on such other exchange as promptly as possible.

Section 3.11 Title to Property. Except as disclosed in the Company SEC Documents, (i) the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would affect the value thereof or materially interfere with the use made or to be made thereof by them and (ii) the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would interfere with the use made or to be made thereof by them, except in each case, for such liens, charges, encumbrances, defects and exceptions that would not have a Material Adverse Effect.

Section 3.12 Absence of Defaults and Conflicts. The execution, delivery and performance of the Indenture, the Warrant Agreements (including the issuance of the Warrants), the Pledge Agreement and this Agreement, and the issuance and sale of the Securities, the Underlying Shares and the Warrant Shares and the use of proceeds therefrom and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Company’s significant subsidiaries pursuant to, (i) the charter or by-laws or similar constitutive document of the Company or any of the Company’s subsidiaries, assuming the requisite approval has been obtained from the stockholders of the Company (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Company’s subsidiaries or any of their properties, (iii) or any agreement or instrument to which the Company or any of the Company’s subsidiaries is a party or by which the Company or any of the Company’s subsidiaries is bound or to which any of the properties of the Company or any of the Company’s subsidiaries is subject except, in the case of clauses (ii) and (iii), where any such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect or materially adversely affect consummation of the transactions contemplated hereby; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Company’s subsidiaries.

Section 3.13 Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or similar constitutive document or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except for such defaults that would not, individually or in the aggregate have a Material Adverse Effect.

Section 3.14 Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of their respective businesses now conducted or proposed in the Company SEC Documents to be conducted by them, except where the lack thereof would not, individually or in the aggregate, have a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

Section 3.15 Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that, in any such case, is reasonably expected to have a Material Adverse Effect.

Section 3.16 Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own, possess or acquire such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

Section 3.17 Environmental Laws. Except as disclosed in the Company SEC Documents, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and except as disclosed in the Company SEC Documents, the Company is not aware of any pending investigation which is reasonably expected to lead to such a claim.

Section 3.18 Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company, its subsidiaries and its directors (in their capacities as such) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, (v) the Company has adopted and applies corporate governance guidelines and (vi) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Company SEC Documents is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board of Directors in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board of Directors, and the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board of Directors within the next 90 days, a significant deficiency, material weakness or change in Internal Controls of the Company, or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), other than those which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.19 Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

Section 3.20 Absence of Accounting Issues. To the best of the knowledge of the executive officers of the Company with reasonable diligence, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, in each case in any material respect; (ii) any matter which could reasonably be expected to result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

Section 3.21 Litigation. Except as disclosed in the Company SEC Documents, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the knowledge of the Company, contemplated.

Section 3.22 Financial Statements. The financial statements included in the Company SEC Documents comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP in the United States applied on a consistent basis. The interactive data in eXtensible Business Reporting Language included in the Company SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Section 3.23 Independent Registered Public Accounting Firm. KPMG LLP, who have audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Securities Laws.

Section 3.24 No Material Adverse Change in Business. Except as disclosed in the Company SEC Documents, since the end of the period covered by the latest audited financial statements included in the Company SEC Documents (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the Company SEC Documents, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the Company SEC Documents, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

Section 3.25 Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

Section 3.26 Anti-Corruption. Except as disclosed in the Company SEC Documents, during the past five years, neither the Company nor any of its subsidiaries or affiliates, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage; and, during the past five years, the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws. The Company and its subsidiaries and affiliates have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

Section 3.27 Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

Section 3.28 Economic Sanctions. As of the date of this Agreement, (i) neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is a Person that is, or is 50% or more owned, directly or indirectly, by a Person or Persons that is or are: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), Her Majesty’s Treasury (UK HMT), the Swiss Secretariat of Economic Affairs (SECO), the Hong Kong Monetary Authority (HKMA), the Monetary Authority of Singapore (MAS), or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is itself the subject of Sanctions (including, without limitation, the Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria and Zimbabwe); (ii) the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) in order to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding, is the subject of Sanctions in a manner that is prohibited under Sanctions; or (B) in any other manner that will foreseeably result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and (iii) for the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions in a manner that is prohibited under Sanctions.

Section 3.29 Registration. Assuming the accuracy of the representations and warranties of each Purchaser contained in Article IV, the issuance and sale of the Securities and the Warrants pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the Knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.30 Authority: Enforceability. Each of this Agreement, the Pledge Agreement and the Warrant Agreements has been duly and validly authorized and has been or, with respect to the Warrant Agreements, will be, validly executed and delivered by the Company, and constitutes, or will constitute, the legal, valid and binding obligations of the Company (assuming the due authorization, execution and delivery thereof by the Purchasers, as applicable), enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

Section 3.31 Taxes. Except as disclosed in the Company SEC Documents, the Company has filed all applicable Tax Returns that are required to be filed or has requested extensions thereof and has paid all material Taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such Tax, assessment, fine or penalty that is currently being contested in good faith and for which appropriate reserves have been recorded in accordance with GAAP. There are no stamp or other issuance or transfer Taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of the Agreement or the issuance, sale or resale of the Securities or the issuance of Common Stock upon the conversion thereof.

Section 3.32 Listing and Maintenance Requirements. The Common Stock is listed on the NYSE, and the Company has not received any notice of delisting. The Company hereby agrees to use its best efforts to maintain the listing or quotation of the Common Stock on the NYSE or on any other exchange on which the Common Stock may be listed in accordance with the Indenture. The issuance and sale of the Securities, Warrants and issuance of the Underlying Shares and Warrant Shares do not contravene NYSE rules and regulations. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received as of the date of this Agreement any notification that the Commission is contemplating terminating such registration. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through The Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to The Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

Section 3.33 Acquisition Agreement. To the knowledge of the Company, the representations and warranties of CHI and the shareholders of CHI in the Acquisition Agreement (but only to the extent that the Company has the right to terminate its obligations under the Acquisition Agreement or decline to consummate the Acquisition (in each case pursuant to the terms thereof) as a result of a breach of one or more such representations) are true and correct.

Section 3.34 Solvency. The present fair market value of the Company’s assets exceeds the total amount of its liabilities (including contingent liabilities), (ii) the Company has capital and assets sufficient to carry on its businesses, (iii) the Company is not engaged and is not about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (iv) the Company does not intend to incur or believe that it will incur debts beyond its ability to pay as they become due. The Company will not be rendered insolvent by the consummation of the transactions contemplated hereby or by the Acquisition.

Section 3.35 Timely Disclosure. Notwithstanding anything herein to the contrary, on or before 8:30 a.m. eastern standard time on November 28, 2018, the Company shall file with the Securities and Exchange Commission a Current Report on Form 8-K attaching this Agreement, together with Exhibit A, Exhibit B and Exhibit C, but excluding Schedule A.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES AND

COVENANTS OF THE PURCHASERS

As of the date hereof and as of the Closing, each of the Purchasers, severally but not jointly, represents and warrants to the Company as follows:

Section 4.01 Existence. Such Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 4.02 Authorization; Enforceability. Such Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under the Transaction Documents. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser is required. Each of the Transaction Documents has been duly executed and delivered by such Purchaser, where applicable, and constitutes legal, valid and binding obligations of such Purchaser; provided that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

Section 4.03 No Breach. The execution, delivery and performance of the Transaction Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (a) and (c), for such conflicts, breaches, violations or defaults would not prevent the consummation of the transactions contemplated by the Transaction Documents.

Section 4.04 Certain Fees. No fees or commissions are or will be payable by the Purchasers to brokers, finders or investment bankers with respect to the purchase of any of the Securities or the consummation of the transaction contemplated by this Agreement or the other Transaction Documents.

Section 4.05 Unregistered Securities.

(a) Accredited Investor Status: Sophisticated Purchaser. Such Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in the Securities, the Warrants, the Underlying Shares and the Warrant Shares. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Securities, the Warrants, the Underlying Shares and the Warrant Shares.

(b) Information. Such Purchaser and its Representatives have been furnished with all materials relating to the business, finances and operations of the Company that have been requested and materials relating to the offer and sale of the Securities, the Warrants and Underlying Shares that have been requested by such Purchaser. Such Purchaser and its Representatives have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted at any time by such Purchasers and its Representatives shall modify, amend or affect such Purchasers’ right (i) to rely on the Company’s representations and warranties contained in Article III above or (ii) to indemnification or any other remedy based on, or with respect to the accuracy or inaccuracy of, or compliance with, the representations, warranties, covenants and agreements in any Transaction Document. Such Purchaser understands that its purchase of the Securities and the Warrants involves a high degree of risk. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and the Warrants. Such Purchaser has considered the suitability of the Securities and the Warrants as an investment in light of its own circumstances and financial condition, and such Purchaser is able to bear the risks associated with an investment in the Securities and the Warrants.

(c) Residency. Such Purchaser shall cooperate reasonably with the Company to provide any information necessary for any applicable securities filings.

(d) Legends. Such Purchaser understands that, until such time as the Securities and the Warrants have been registered pursuant to the provisions of the Securities Act, or the Securities and the Warrants are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities shall bear a restrictive legend as provided in the Indenture and the Warrants shall bear a restrictive legend as provided in the Warrant

Agreements. Each Purchaser understands that, until such time as the issuance of the Underlying Shares has been registered pursuant to the provisions of the Securities Act, or the Underlying Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Underlying Shares shall bear a restrictive legend. Each Purchaser understands that, until such time as the issuance of the Warrant Shares has been registered pursuant to the provisions of the Securities Act, or the Warrant Shares are eligible for resale pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Warrant Shares shall bear a restrictive legend.

(e) Purchase Representation. Such Purchaser is purchasing the Securities and the Warrants for its own account and not with a view to distribution in violation of any securities laws. Such Purchaser has been advised and agrees that neither the Securities, the Warrants, the Underlying Shares nor the Warrant Shares have been registered under the Securities Act or under the “blue sky” laws of any jurisdiction and may be resold or transferred only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). Such Purchaser has been advised and understands that the Company, in issuing the Securities and the Warrants, is relying upon, among other things, the representations and warranties of such Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(f) No Public Market. Such Purchaser understands that there is no public trading market for the Securities and the Warrants, that none is expected to develop.

(g) Reliance by the Company. Such Purchaser understands that the Securities and the Warrants are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities, the Warrants, the Underlying Shares and the Warrant Shares.

(h) No Reliance by Purchaser. Such Purchaser confirms that it is not relying on any statement (written or oral), representation or warranty made by Jefferies or any of its affiliates as investment, tax or other advice or as a recommendation with respect to its acquisition of the Securities and the Warrants. Such Purchaser confirms that it has read the Indenture and has not relied on any statement (written or oral) of Jefferies or any of its affiliates as to the terms of the Securities and the Warrants. It is understood that neither Jefferies nor any of its affiliates is acting or has acted as an advisor to such Purchaser with respect to its acquisition of the Securities and the Warrants.

(i) No Representation by Jefferies. Such Purchaser confirms that none of Jefferies or any of its affiliates have (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Securities and the Warrants or (B) made any representation to the

Purchaser regarding the legality of an investment in the Securities and the Warrants under applicable investment guidelines, laws or regulations. In deciding to acquire the Securities and the Warrants, such Purchaser is not relying on the advice or recommendations of Jefferies or its affiliates, and has made its own independent decision that the terms of the Securities and the Warrants and the investment in the Securities and the Warrants is suitable and appropriate for it.

(j) Sufficiency of Time. Such Purchaser had a sufficient amount of time to consider whether to acquire the Securities and the Warrants, and neither the Company nor Jefferies, nor any of their respective affiliates or agents, has placed any pressure on the Purchaser to respond to the opportunity to acquire the Securities and the Warrants.

(k) No Fiduciary Relationship. Such Purchaser acknowledges and agrees that Jefferies has not acted as a financial advisor or fiduciary to such Purchaser and that Jefferies and its respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s Commission filings and make no representation or warranty to such Purchaser, express or implied, with respect to the Company, the Securities or the Warrants or the accuracy, completeness or adequacy of the information provided to such Purchaser or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to such Purchaser.

Section 4.06 Sufficient Funds. Such Purchaser has available to it as of the date of this Agreement and will have at the Closing, sufficient funds to enable such Purchaser to pay in full at the Closing the entire amount of such Purchaser’s Funding Obligation in immediately available cash funds.

ARTICLE V

COVENANTS

Section 5.01 Conduct of Business.

(a) Notwithstanding anything to the contrary contained in this Agreement, during the period commencing on the date of this Agreement and ending on the Closing Date, each of the Company and its subsidiaries shall not, without the prior written consent of the Purchasers representing a majority of the principal amount of the Securities (which consent shall not be unreasonably withheld, conditioned, or delayed):

(i) declare, or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company;

(ii) amend the charter or by-laws or similar constitutive document of the Company or any of the Company’s subsidiaries in a manner that would adversely affect the rights, preferences or privileges of the Securities; or

(iii) authorize, issue or reclassify any (x) equity securities of the Company ranking on parity with or senior to the Common Stock or (y) debt securities of the Company convertible into any of the foregoing.

Section 5.02 Cooperation: Further Assurances. Each of the Company and the Purchasers shall use its respective commercially reasonable efforts to obtain all approvals and consents required by or necessary to consummate the transactions contemplated by this Agreement or the other Transaction Documents. Each of the Company and the Purchasers agrees to execute and deliver all such documents or instruments, to take all appropriate action and to do all other things it determines to be necessary, proper or advisable under applicable laws and regulations or as otherwise reasonably requested by the other to consummate the transactions contemplated by this Agreement.

Section 5.03 Use of Proceeds. The Company shall use the collective proceeds from the sale of the Securities to partially fund the Acquisition and related expenses.

Section 5.04 Acquisition Agreement. At or prior to the Closing, without the prior written consent of the Purchaser Representatives (which shall not be unreasonably withheld, conditioned or delayed and which response, in any event, whether in the affirmative or negative, will be provided in writing within two Business Days of a consent request from the Company), the Company shall not make or agree to make any amendments, supplements, waivers or other modifications to any provision of the Acquisition Agreement in a manner that would be materially adverse to the Company; provided that if any Purchaser Representative fail to provide respond to such request within two Business Days, such Purchaser Representative shall be deemed to have consented to such amendment, supplement, waiver or other modification on behalf of its affiliated Purchasers. For the avoidance of doubt, (i) upon any such consent (or deemed consent) by a Purchaser Representative, its affiliated Purchasers shall be deemed to have waived any right to exercise the closing condition under Section 2.03(b)(ii) and the right to termination under Section 7.01(f), in each case solely with respect to the matters specifically set forth in such amendment, supplement, waiver or other modification and (ii) except as otherwise expressly provided herein, any reference to the transactions contemplated by this Agreement shall not include the Acquisition.

Section 5.05 Expenses. Each of the parties to this Agreement will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to the Transaction Documents, except that the Company shall pay the fees of counsel for the Purchasers in an amount not to exceed $250,000, which has been paid prior to the date of this Agreement.

Section 5.06 Warrants. The Purchasers shall be entitled to receive Warrants representing the number of Warrant Components equal to the principal amount of Securities to be purchased by the applicable Purchaser divided by $1,000.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Indemnification by the Company. The Company agrees to indemnify each Purchaser, its Representatives and its Affiliates (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to the transactions contemplated by this Agreement, except to the extent resulting from the bad faith of such Purchaser or its Purchaser Related Parties. No Purchaser Related Party shall be entitled to recover (i) any exemplary, punitive or speculative damages under this Agreement or (ii) any special, indirect, consequential, incidental damages or lost profits under this Agreement, except (x) in the case of clause (ii), to the extent any such damages or lost profits would otherwise be recoverable under New York law in an action for breach of contract or (y) in the case of clause (i) or clause (ii), any such damages or lost profits arising from a breach of this Agreement that are payable in respect of Third Party Claims.

Section 6.02 Survival of Provisions. The representations and warranties set forth in Section 3.01, Section 3.02, Section 3.04, Section 3.05, Section 3.06, Section 3.08, Section 3.09, Section 4.01, Section 4.02 and Section 4.04 shall survive the execution and delivery of this Agreement indefinitely and the other representations and warranties contained in this Agreement shall survive for a period of 12 months following the Closing Date, regardless of any investigation made by or on behalf of the Company or the Purchasers. The covenants made in this Agreement or any other Transaction Document shall survive the Closing and remain operative and in full force and effect regardless of acceptance of any of the Securities and the Warrants and payment therefor and repayment, conversion or repurchase thereof. Regardless of any purported general termination of this Agreement, the provisions of Article VI and all indemnification rights and obligations of the Company and the Purchasers thereunder, and Article VIII shall remain operative and in full force and effect as between the Company and each Purchaser, unless the Company and the applicable Purchaser execute a writing that expressly (with specific references to the applicable Section or subsection of this Agreement) terminates such rights and obligations as between the Company and such Purchaser.

Section 6.03 Indemnification Procedure. Promptly after any Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified Third- Party Claim without the consent of the Indemnified Party (which consent shall not be unreasonably delayed), unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies provided for in this Article VI are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

ARTICLE VII

TERMINATION

Section 7.01 Termination. Subject to Section 6.02, this Agreement will survive the Closing so long as any Securities are outstanding or the Securities bear restrictive legends as set forth to the Indenture. Prior to the Closing, this Agreement may only be terminated:

(a) by mutual written agreement of the Company and the Purchasers representing a majority of the principal amount of the Securities;

(b) by the Company or the Purchasers representing a majority of the principal amount of the Securities with respect to itself or themselves, as applicable, upon written notice to the other party in the event that the Closing shall not have occurred on or before the Termination Date (as defined in the Acquisition Agreement on the date hereof); provided, however that the right to terminate this Agreement pursuant to this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(c) by either the Company or the Purchasers representing a majority of the principal amount of the Securities if a United States court of competent jurisdiction shall permanently enjoin the consummation of the Purchase and such injunction shall be final and non-appealable;

(d) without any action by any party, if the Acquisition Agreement is terminated in accordance with its terms at any time prior to the Closing;

(e) by notice given by the Company to the Purchasers if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Purchasers in this Agreement such that the conditions in Section 2.03(c)(i) or Section 2.03(c)(ii) would not be satisfied and which have not been cured by the Purchasers thirty (30) days after receipt by the Purchasers of written notice from the Company requesting such inaccuracies or breaches to be cured; or

(f) by notice given by the Purchasers representing a majority of the principal amount of the Securities to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 2.03(b)(i) or Section 2.03(b)(ii) would not be satisfied and which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from the Purchasers requesting such inaccuracies or breaches to be cured.

Section 7.02 Certain Effects of Termination.

(a) In the event that this Agreement is terminated pursuant to Section 7.01, no party (or any of its Affiliates) shall have any liability or obligation to the other party (or any of its Affiliates) under or in respect of this Agreement, except (a) as set forth in Section 7.02(b), (b) to the extent of any liability arising from any breach by such party of its obligations of this Agreement arising prior to such termination and (c) to the extent of any fraud or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (x) as set forth in the preceding sentence and (y) that this ARTICLE VII and Article VIII shall survive the termination of this Agreement.

(b) In the event that this Agreement is terminated without the Securities being issued, the Company shall pay each Purchaser interest on the “Principal Amount of Securities” with respect to such Purchaser as indicated on Schedule I at the interest rate applicable to the Securities, as set forth in the Indenture, from, and including, November 9, 2018 to, but excluding, the date of such termination, such interest payment to be paid on the date of such termination.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Price Allocation. For purposes of Section 1273(c) of the Internal Revenue Code of 1986, as amended, and Treasury Regulations section 1.1273-2(h), the Company and each Purchaser and beneficial owner agree to allocate 99.90% of the price paid to acquire the Securities and the Warrants to the Securities and 0.10% to the Warrants.

Section 8.02 Interpretation. Article, Section, Schedule and Exhibit references in this Agreement are references to the corresponding Article, Section, Schedule or Exhibit to this Agreement, unless otherwise specified. All Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof as if set forth in full herein and are an integral part of this Agreement. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever the Company has an obligation under the Transaction Documents, the expense of complying with that obligation shall be an expense of the Company unless otherwise specified. Any reference in this Agreement to “$” shall mean U.S. dollars. Whenever any determination, consent or approval is to be made or given by a Purchaser, such action shall be in such Purchaser’s sole discretion, unless otherwise specified in this Agreement. If any provision in the Transaction Documents is held to be illegal, invalid, not binding or unenforceable, (a) such provision shall be fully severable and the Transaction Documents shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of the Transaction Documents, and the remaining provisions shall remain in full force and effect, and (b) the parties hereto shall negotiate in good faith to modify the Transaction Documents so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof’ and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

Section 8.03 No Waiver: Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of any Transaction Document shall be effective unless signed by each of the parties thereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of any Transaction Document, any waiver of any provision of any Transaction Document and any consent to any departure by the Company from the terms of any provision of any Transaction Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any party shall not be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.

Section 8.04 Binding Effect. This Agreement shall be binding upon the Company, each of the Purchasers and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

Section 8.05 Non-Disclosure.

(a) Notwithstanding the foregoing, this Agreement shall not impact the terms and provisions of the Confidentiality Agreement. The Confidentiality Agreement shall continue to be in full force and effect, pursuant to the terms and conditions thereof.

(b) The Company and any of its Representatives shall disclose the identity of, or any other information concerning, the Purchasers or any of their respective Affiliates or the transactions contemplated by this Agreement only after providing the Purchasers a reasonable opportunity to review and comment on such disclosure in advance of its filing or public disclosure (with such comments being incorporated or reflected, to the extent reasonable, in any such disclosure, it being understood and agreed that the Company shall comply with any request by any Purchaser to omit any information from such filing or public disclosure to the extent such omission is permitted under applicable law); provided, however, that, without limiting the Company’s obligation to provide reasonable advance notice to the Purchasers, nothing in this Section 8.05 shall delay any required filing or other disclosure with the Commission, the NYSE or any Governmental Authority or otherwise hinder the Company and its subsidiaries or their Representatives’ ability to timely comply with all laws or rules and regulations of the Commission, the NYSE or other Governmental Authority. The Company may without restriction make any subsequent disclosure substantially consistent with any prior disclosure that was not made in violation of the terms hereof.

Section 8.06 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy, electronic mail or facsimile, upon confirmation of receipt (it being understood that the parties agree to provide confirmation of receipt immediately upon the receipt of any notice by telecopy, electronic mail or facsimile), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. The Purchasers agree that any notice required or permitted by this Agreement may be given to the Purchaser at the address or by means of electronic transmission set forth below. The Purchasers further agree to notify the Company of any change to the Purchasers’ electronic mail addresses, and further agrees that the provision of such notice to the Company shall constitute the consent of the Purchasers to receive notice at such electronic mail address. In the event that the Company is unable to deliver notice to the Purchasers at the electronic mail address so provided by the Purchasers, the Purchasers shall, within two business days after a request by the

Company, provide the Company with a valid electronic mail address to which the Purchasers consent to receive notice at such electronic mail address. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to any of the Purchasers, to the addresses set forth on Schedule A, with a copy to (which shall not constitute notice):

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Derek Walters; Byron B. Rooney

Facsimile: 212-450-6852; 212-450-5526

Email: derek.walters@davispolk.com; byron.rooney@davispolks.com

(b)	If to the Company:

Bristow Group Inc. 2103 City West Blvd., 4th Floor Houston, Texas 77042 Attention: L. Don Miller Facsimile: 713-267-7620 Email: don.miller@bristowgroup.com

With a copy to (which shall not constitute notice):

Baker Botts L.L.P.

910 Louisiana Street

Houston, TX 77002

Attention: John D. Geddes; Andrew J. Ericksen

Facsimile: 713-229-2713; 713-229-2793

Email: john.geddes@bakerbotts.com; aj.ericksen@bakerbotts.com or to such other address as the Company or the Purchasers may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified or registered mail, return receipt requested, or regular mail, if mailed; upon actual receipt of the overnight courier copy, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 8.07 Entire Agreement. This Agreement, the other Transaction Documents, and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Transaction Documents with respect to the rights granted by the Company or any of its Affiliates or the Purchasers or any of their respective Affiliates set forth herein or therein. This Agreement, the other Transaction Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 8.08 Assignment. Prior to the Closing, no Purchaser may assign its rights to purchase the Securities or Warrants under this Agreement, including by means of any swap or other transaction or arrangement that transfers or that is designed to, or that might reasonably be expected to, result in the transfer to another, in whole or in part, any of the economic consequences of ownership of any Securities or Warrants. Notwithstanding the foregoing, each Purchaser may assign its rights and obligations under this Agreement without the prior approval of any other party to this Agreement to any fund or account managed, advised or sub-advised by a Purchaser Representative or any of its Affiliates; provided that any such assignment shall not relieve such Purchaser of any of its obligations hereunder.

Section 8.09 Governing Law: Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of laws which would result in the application of the law of any other jurisdiction. Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of New York, Borough of Manhattan, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of New York, Borough of Manhattan, over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 8.10 No Recourse Against Others.

(a) All claims, obligations, liabilities or causes of action (whether in contract or in tort, in law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and are expressly limited to) the Purchasers. No Person other than the Company or the Purchasers, including no member, partner, stockholder, Affiliate or Representative thereof, nor any member, partner, stockholder, Affiliate or Representative of any of the foregoing, shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach; and, to the maximum extent permitted by Law, each of the Company and the Purchasers hereby waives and releases all such liabilities, claims, causes of action and obligations against any such third Person.

(b) Without limiting the foregoing, to the maximum extent permitted by Law, (i) each of the Company and the Purchasers hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of the other or otherwise impose liability of the other on any third Person, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization or otherwise; and (ii) each of the Company and the Purchasers disclaims any reliance upon any third Person with respect to the performance of this Agreement or any representation or warranty made in, in connection with or as an inducement to this Agreement.

Section 8.11 No Third Party Beneficiaries. Except as provided under Section 8.15, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Company, the Purchasers, Jefferies and, for purposes of Section 8.10 only, any member, partner, stockholder, Affiliate or Representative of the Company or the Purchasers, or any member, partner, stockholder, Affiliate or Representative of any of the foregoing) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 8.12 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS CONTROLLED AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 8.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same agreement.

Section 8.14 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the transactions contemplated by the Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law.

Section 8.15 Reliance by Jefferies. Jefferies, acting as placement agent for the Company, may rely on each representation and warranty of the Company and of each Purchaser, made on behalf of itself herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to Jefferies. Jefferies will be a third-party beneficiary of this Agreement to the extent provided in this Section 8.15.

[Remainder of Page Left Intentionally Blank]

Each of the undersigned has caused this Agreement to be duly executed as of the date first above written.

COMPANY:

BRISTOW GROUP INC.

By:	/s/ L. Don Miller
	Name:	L. Don Miller
	Title:	Senior Vice President and Chief
Financial Officer

[Signature Page to Securities Purchase Agreement]

PURCHASERS:

ARISTEIA MASTER, L.P.

By: Aristeia Capital L.L.C., solely in its Capacity as Investment Manager

By:	/s/ William R. Techar
Name: William R. Techar
Title: Manager Aristeia Capital, L.L.C.

By:	/s/ Anthony Frascella
Name: Anthony Frascella
Title: Manager

ASIG INTERNATIONAL LIMITED

By: Aristeia Capital L.L.C., solely in its Capacity as Investment Manager

By:	/s/ William R. Techar
Name: William R. Techar
Title: Manager Aristeia Capital, L.L.C.

By:	/s/ Anthony Frascella
Name: Anthony Frascella
Title: Manager

WINDERMERE IRELAND FUND PLC

By: Aristeia Capital L.L.C., solely in its Capacity as Investment Manager

By:	/s/ William R. Techar
Name: William R. Techar
Title: Manager Aristeia Capital, L.L.C.

By:	/s/ Anthony Frascella
Name: Anthony Frascella
Title: Manager

[Signature Page to Securities Purchase Agreement]

PURCHASERS:

1992 MSF INTERNATIONAL LTD.

By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jason Hempel
Name: Jason Hempel
Title: Managing Director

1992 TACTICAL CREDIT MASTER FUND, L.P.

By: Highbridge Capital Management, LLC, as Trading Manager

By:	/s/ Jason Hempel
Name: Jason Hempel
Title: Managing Director

[Signature Page to Securities Purchase Agreement]

PURCHASERS:

WHITEBOX ASYMMETRIC PARTNERS, LP

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Partner & CEO

WHITEBOX CREDIT PARTNERS, LP

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Partner & CEO

WHITEBOX GT FUND, LP

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Partner & CEO

WHITEBOX MULTI-STRATEGY PARTNERS, LP

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Partner & CEO

WHITEBOX RELATIVE VALUE PARTNERS, LP

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Partner & CEO

PANDORA SELECT PARTNERS, LP

By:	/s/ Mark Strefling
Name: Mark Strefling
Title: Partner & CEO

[Signature Page to Securities Purchase Agreement]

Schedule 3.02

Air Kilroe Limited
Air South West Limited
Aircraft Logistics Pty. Ltd.
Aircrew Logistics Pty. Ltd.
Airnorth Fleet Pty. Ltd.
Asia Pacific Air Pty Ltd
Atyrau-Bristow Airways Service
BGI Aviation Services UK LP
BGI Aviation Technical Services (Overseas) Limited
BGI International Ltd.
BL Holdings B.V.
BL Holdings II C.V.
BL Scotia LP
BriLog Leasing Ltd.
Bristow Aerial Solutions Limited
Bristow Aircraft Leasing Limited
Bristow Aviation Holdings Limited
Bristow Canada Holdings Inc.
Bristow Canadian Real Estate Company Inc.
Bristow Caribbean Limited
Bristow Cayman Ltd.
Bristow Equipment Leasing Limited
Bristow Helicopter Group Limited
Bristow Helicopters (Ghana) Limited
Bristow Helicopters (International) Limited
Bristow Helicopters (Nigeria) Limited
Bristow Helicopters Australia Pty. Ltd.
Bristow Helicopters Leasing Limited
Bristow Helicopters Limited
Bristow Holdings Company Ltd.
Bristow Holdings Company Ltd. III
Bristow International Aviation (Guernsey) Limited
Bristow International Leasing Limited
Bristow International Panama S. de RL
Bristow Management Services Pty
Bristow Norway AS
Bristow Panama Inc.
Bristow Southeast Asia Limited
Bristow Staff Pension Scheme Trustees Limited
Bristow Technical Services Limited
Bristow Travel Proprietary Limited
Bristow (UK) LLP
Bristow Worldwide LP
Caledonian Helicopters Limited
Capiteq PTY Limited
Cougar Helicopters Inc.

Corporation “Aviashelf Aviation Company”
E170 Fleet Pty. Ltd.
Eastern Airways (UK) Limited
Eastern Airways Europe Limited
Eastern Airways International Limited
Eastern Airways (Isle of Man) Limited
Eastern Airways Share Plan Limited
Easternhill Estates Limited
Humberside International Airport Limited
Kingsmill Insurance Company Limited
Lider Taxi Aereo S.A.
Offshore Logistics do Brasil Servicos Industrials E. Maritimos, Ltda.
Pan African Airlines (Nigeria) Limited.
Petroleum Air Services
Regional Handling Limited
Sakhalin Bristow Air Services Limited
Sky Future Partners Limited
Steadycontrast Limited
Syncom Pty. Ltd.
Turkmenistan Helicopters Limited
United Helicopters Limited

Exhibit A

Form of Indenture

See attached

BRISTOW GROUP INC.

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee and Collateral Agent

FORM OF INDENTURE

Dated as of [closing date]

7.0% Convertible Senior Secured Notes due 2024

- i -

- ii -

- iii -

Section 12.15.	Table of Contents, Headings, Etc.	90
Section 12.16.	Withholding Taxes	90
Section 12.17.	Tax Treatment	90

Exhibits

Exhibit A: Form of Note	A-1

Exhibit B-1: Form of Restricted Note Legend	B1-1

Exhibit B-2: Form of Global Note Legend	B2-1

Exhibit B-3: Form of Non-Affiliate Legend	B3-1

- iv -

INDENTURE, dated as of [closing date], between Bristow Group Inc., a Delaware corporation, as issuer (the “Company”), and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”).

Each party to this Indenture (as defined below) agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 7.0% Convertible Senior Secured Notes due 2024 (the “Notes”).

Article 1. DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01. DEFINITIONS.

“Additional Interest” means any interest that accrues on any Note pursuant to Section 3.04.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“Aggregate Share Cap” means 14,150,382 shares of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock).

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any other bankruptcy, insolvency, scheme of arrangement or other similar U.S. federal or state or non-U.S. law now or hereafter in effect.

“Bid Solicitation Agent” means the Person who is required to obtain bids for the Trading Price in accordance with Section 5.01(C)(i)(2) and the definition of “Trading Price.” The initial Bid Solicitation Agent on the Issue Date will be the Company; provided, however, that the Company may appoint any other Person (including itself or any of its Subsidiaries) to be the Bid Solicitation Agent at any time after the Issue Date without prior notice.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Capped Combination Settlement” means Combination Settlement where the Specified Dollar Amount for each VWAP Trading Day in the applicable Observation Period is equal to the Capped Combination Settlement Specified Dollar Amount for such VWAP Trading Day.

“Capped Combination Settlement Specified Dollar Amount” means, on any VWAP Trading Day during the Observation Period for the conversion of any Note, the greater of (x) the amount, if any, specified in a notice to the Holder of such Note and the Conversion Agent delivered by the Company no later than the date the notice of the Settlement Method for such conversion would be required to be delivered and (y) an amount equal to:

where:

O	=	the Observation Period Length applicable to such conversion;

DCV	=	the Daily Conversion Value on such VWAP Trading Day;

DC	=	the Daily Share Cap on such VWAP Trading Day; and

VWAP	=	the Daily VWAP on such VWAP Trading Day.

“Close of Business” means 5:00 p.m., New York City time.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any of the Security Documents.

“Collateral Agent” means the party serving in such capacity under this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor.

“Columbia” means Columbia Helicopters, Inc.

“Columbia Notes Indenture” shall mean the indenture (or credit agreement, loan agreement, note purchase agreement or similar agreement, to the extent applicable) that governs the Senior Secured Notes as in effect on the Initial Columbia Issuance Date.

“Common Stock” means the common stock, $0.01 par value per share, of the Company, subject to Section 5.08.

“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Consolidated Net Tangible Assets” of any Person as of any date, means the total assets of such Person and its Subsidiaries as of the most recent fiscal quarter end for which a consolidated balance sheet of such Person and its Subsidiaries is available, minus all current liabilities of such Person and its Subsidiaries reflected on such balance sheet and minus total goodwill and other intangible assets of such Person and its Subsidiaries reflected on such balance sheet, all calculated on a consolidated basis in accordance with generally accepted accounting principles.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 194.6934 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.

“Covenant Defeasance” means any defeasance pursuant to, and subject to the terms of, Section 9.04.

“Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (A) the applicable Daily Maximum Cash Amount; and (B) the Daily Conversion Value for such VWAP Trading Day.

“Daily Conversion Value” means, with respect to any VWAP Trading Day during an Observation Period applicable to the conversion of any Note, (A) the product of (i) the Conversion Rate on such VWAP Trading Day; and (ii) the Daily VWAP per share of Common Stock on such VWAP Trading Day, divided by (B) the Observation Period Length applicable to such conversion.

“Daily Maximum Cash Amount” means, with respect to the conversion of any Note, the quotient obtained by dividing (A) the Specified Dollar Amount applicable to such conversion (or, in the case of Capped Combination Settlement, applicable to the applicable VWAP Trading Day) by (B) the Observation Period Length applicable to such conversion.

“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (A) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (B) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.

“Daily Share Cap” means, with respect to any conversion of a Note pursuant to Capped Combination Settlement, a number of shares of Common Stock, rounded down to the nearest 1/10,000th of a share, equal to:

where,

ASC	=	the Aggregate Share Cap;

O	=	the Observation Period Length applicable to such conversion; and

N	=	the aggregate principal amount of Notes issued on the Issue Date.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BRS <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Settlement Method” has the following meaning with respect to any conversion: (A) if the Conversion Date for such conversion is before the first date the stockholder approval set forth in clause (B) of the definition of Requisite Stockholder Approval is obtained, Cash Settlement; (B) if the Conversion Date for such conversion is on or after the first date the stockholder approval set forth in clause (B) of the definition of Requisite Stockholder Approval is obtained but before the first date the stockholder approval set forth in clause (A) of the definition of Requisite Stockholder Approval is obtained, Capped Combination Settlement; and (C) in all other cases, Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, that the Company may, from time to time, change the Default Settlement Method, to any Settlement Method that the Company is then permitted to elect (subject, for the avoidance of doubt, to Section 5.03(A)(viii)), by sending notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent.

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Free Trade Date” means, with respect to any Note, the date that is one (1) year after the Last Original Issue Date of such Note.

“Freely Tradable” means, with respect to any Note, that such Note would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that, during the six (6) month period beginning on, and including, the date that is six (6) months after the Last Original Issue Date of such Note, any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time); provided, however, that from and after the Free Trade Date of such Note, such Note will not be “Freely Tradable” unless such Note (x) is not identified by a “restricted” CUSIP or ISIN number; and (y) is not represented by any certificate that bears the Restricted Note Legend. For the avoidance of doubt, whether a Note is deemed to be identified by a “restricted” CUSIP or ISIN number or to bear the Restricted Note Legend is subject to Section 2.12.

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the then-outstanding Common Stock entitled to vote generally in the election of directors and (1) files a Schedule 13D or Schedule TO or any other schedule, form or report under the Exchange Act disclosing such beneficial ownership or (2) the Company otherwise becomes aware of any such person or group; provided that this clause (A) will not apply to a transaction described in clause (B) below (including the proviso thereto);

(B) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a share split or share combination or changes solely to par value) as a result of which all of the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which all of the Common Stock will be converted into cash, securities or other property or assets; or (iii) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than one of its Wholly Owned Subsidiaries; provided, however, that neither (a) a transaction or event or series of transactions or events described in clause (i) or (ii) above in which the holders of all classes of the Company’s common equity immediately prior to such transaction or event or series of transactions or events own, directly or indirectly, more than fifty percent (50%) of all classes of common equity of the continuing or surviving corporation or transferee, or the parent thereof, immediately after such transaction or event or series of transactions or events in substantially the same proportions as such ownership immediately prior thereto nor (b) any merger or consolidation of the Company solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of the outstanding Common Stock solely into shares of common stock of the surviving entity will be a Fundamental Change pursuant to this clause (B);

(C) any sale, lease or other transfer (including by means of merger, consolidation, share exchange, combination or other similar transaction), in one transaction or a series of transactions, of twenty-five percent (25%) or more of the Consolidated Net Tangible Assets of Columbia, to any person other than a Wholly Owned Subsidiary of Columbia that is a Restricted Subsidiary (as defined in the Columbia Notes Indenture, as in effect on the Initial Columbia Issuance Date);

(D) the Common Stock ceases to be listed for trading on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market and continues not to be so listed on the date the Company sends the related Fundamental Change Notice; or

(E) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that a Fundamental Change will be deemed not to have occurred pursuant to clause (A) or (B) above pursuant to a transaction or series of transactions if more than ninety percent (90%) of the consideration in such transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clause (B) above, consists of shares of common stock traded or to be traded immediately following such transaction or transactions on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration. If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Conversion Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (E) of this definition, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity.

Whether a Person is a “beneficial owner,” and whether shares are “beneficially owned,” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Initial Columbia Issuance Date” shall mean the initial date of delivery (or, if applicable, incurrence of debt obligations) of the Senior Secured Notes as provided under the terms of the Columbia Notes Indenture.

“Interest Payment Date” means, with respect to a Note, each June 1 and December 1 of each year, commencing on June 1, 2019 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt the Maturity Date is an Interest Payment Date.

“Issue Date” means [closing date].

“Last Original Issue Date” means with respect to any Notes issued on the Issue Date, and any Notes issued in exchange therefor or in substitution thereof, the Issue Date.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such

Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.

“Lien” means, with respect to any property, (A) any mortgage, deed of trust, lien (statutory or other), judgment liens, pledge, claim, charge, assignment, hypothecation, deposit arrangement, security interest or encumbrance of any kind or any arrangement to provide priority or preference, including any easement, servitude, right-of-way or other encumbrance on title to real property, in each of the foregoing cases whether voluntary or imposed or arising by operation of law, and any agreement to give any of the foregoing; (B) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement and any lease in the nature thereof and any option, call, trust, contractual, statutory, UCC or similar right relating to such property; (C) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; and (D) any other arrangement having the effect of providing security.

“Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (E) of the definition thereof, but without regard to the proviso to clause (B) of the definition thereof); or (B) the sending of a Redemption Notice pursuant to Section 4.03(F).

“Make-Whole Fundamental Change Conversion Period” has the following meaning:

(A) in the case of a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty-fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, but excluding, the related Fundamental Change Repurchase Date); and

(B) in the case of a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the period from, and including, the Redemption Notice Date for the related Redemption to, and including, the Business Day immediately before the related Redemption Date;

provided, however, that if the Conversion Date for the conversion of a Note occurs during the Make-Whole Fundamental Change Conversion Period for both a Make-Whole Fundamental Change occurring pursuant to clause (A) of the definition of “Make-Whole Fundamental Change” and a Make-Whole Fundamental Change occurring pursuant to clause (B) of such definition, then, notwithstanding anything to the contrary in Section 5.07, solely for purposes of such conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Conversion Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

“Make-Whole Fundamental Change Effective Date” means (A) with respect to a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (B) with respect to a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Redemption Notice Date.

“Make-Whole Premium” means, with respect to each $1,000 in principal amount of Notes, an amount equal to the sum of the present values (with each such present value computed by a nationally recognized independent investment banking firm selected by the Company for this purpose using a discount rate per annum equal to (a) the Reference Discount Rate plus (b) 0.50%) of the remaining scheduled interest payments that would have been paid on such Notes from the date of acceleration to the Maturity Date.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means December 1, 2024.

“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-3.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Note Documents” means, collectively, this Indenture, the Notes, the Security Documents and all other documents and instruments executed and delivered in connection herewith, in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time.

“Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Obligations under the Notes and other Secured Obligations.

“Notes” means the 7.0% Convertible Senior Secured Notes due 2024 issued by the Company pursuant to this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the Note Documents.

“Observation Period” means, with respect to any Note to be converted, (A) subject to clause (B) below, if the Conversion Date for such Note occurs on or before the forty-fifth (45th) Scheduled Trading Day immediately before the Maturity Date, the twenty (20) consecutive VWAP Trading Days beginning on, and including, the third (3rd) VWAP Trading Day immediately after such Conversion Date; (B) if such Conversion Date occurs on a date that is (x) on or after the date the Company has sent a Redemption Notice pursuant to Section 4.03(F), (y) after the twenty-fifth (25th) Scheduled Trading Day immediately before the Redemption Date and (z) before the related Redemption Date, the twenty (20) consecutive VWAP Trading Days beginning on, and including, the twenty-first (21st) Scheduled Trading Day immediately before such Redemption Date; and (C) if such Conversion Date occurs after the forty-fifth (45th) Scheduled Trading Day immediately before the Maturity Date, the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately before the Maturity Date.

“Observation Period Length” has the following meaning with respect to any Note to be converted pursuant to Cash Settlement or Combination Settlement (including Capped Combination Settlement), (A) if the Observation Period applicable to such conversion is determined pursuant to clause (A) or clause (B) of the definition of Observation Period, twenty (20); and (B) if the Observation Period applicable to such conversion is determined pursuant to clause (C) of the definition of Observation Period, forty (40).

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one of its Officers and that meets the requirements of Section 12.03.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee, that meets the requirements of Section 12.03, subject to customary qualifications and exclusions.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“Pledge Agreement” means that certain pledge agreement, dated as of the Issue Date, among the Company and the Collateral Agent, as amended, modified, restated, supplemented or replaced from time to time in accordance with this Indenture and the terms thereunder.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.

“Redemption Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(F).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E).

“Reference Discount Rate” means the yield for 3-month U.S. Treasury bills in secondary market trading for the fifth Business Day immediately preceding the date of acceleration, as displayed opposite the caption “U.S. government securities—Treasury bills (secondary market)—3-month” on the “H.15” weekly release or daily update, as applicable, for that Business Day published by the Federal Reserve System Board of Governors (or its successor) (or its equivalent successor if such weekly release or daily update, as applicable, is not available). If such yield is unavailable, the “Reference Discount Rate” will be the average of the secondary market bid rates of at least three nationally recognized independent investment banking firms selected by the Company for this purpose as of 3:30 p.m., New York City time, on that Business Day for the issue of U.S. Treasury bills with a remaining maturity closest to three months.

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on June 1, the immediately preceding May 15; and (B) if such Interest Payment Date occurs on December 1, the immediately preceding November 15.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Requisite Stockholder Approval” means the stockholder approval (A) required to amend the Company’s certificate of incorporation to increase the total number of authorized but unissued and unreserved shares of Common Stock to an amount sufficient to permit the conversion of all outstanding Notes assuming Physical Settlement will apply to such conversion and the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 5.07; and (B) contemplated by The New York Stock Exchange Listing Standard Rule 312.03(c) with respect to the issuance of shares of Common Stock upon conversion of the Notes in excess of the limitations imposed by such rule; provided, however, that stockholder approval pursuant to clause (B) will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of the New York Stock Exchange, such stockholder approval is no longer required for the Company to settle all conversions of the Notes by Physical Settlement. For the avoidance of doubt, the Requisite Stockholder Approval shall not be deemed to have been obtained or received until the stockholder approval contemplated by each of clause (A) and clause (B) of the immediately preceding sentence has been obtained.

“Responsible Officer” means (A) any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of such officers; and (B) with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of, and familiarity with, the particular subject.

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.

“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Security Documents” means the Pledge Agreement and all security agreements, pledge agreements, collateral assignments, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note or Conversion Share.

“Senior Secured Notes” shall mean the senior secured notes (or other debt obligations issued in lieu of senior secured notes) issued by a wholly owned, Unrestricted Subsidiary of the Company for the purpose of financing a portion of the acquisition of Columbia and its direct and indirect subsidiaries.

“Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Specified Dollar Amount” means, with respect to the conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such conversion (excluding cash in lieu of any fractional share of Common Stock).

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; (B) any partnership or limited liability company or similar entity where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company or similar entity are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company; and (C) any other Person whose results for financial reporting purposes are consolidated with those of such Person in accordance with GAAP.

“Supplemental Interest” means any interest that accrues on any Note pursuant to Section 3.09.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of Notes, obtained by the Bid Solicitation Agent for five million dollars ($5,000,000) (or such lesser amount as may then be outstanding) in principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three (3) nationally recognized independent securities dealers selected by the Company; provided, however, that, if three (3) such bids cannot reasonably be obtained by the Bid Solicitation Agent but two (2) such bids are obtained, then the average of the two (2) bids will be used, and if only one (1) such bid can reasonably be obtained by the Bid Solicitation Agent, then that one (1) bid will be used. If, on any Trading Day, (A) the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for five million dollars ($5,000,000) (or such lesser amount as may then be outstanding) in principal amount of Notes from a nationally recognized independent securities dealer; (B) the Company is not acting as the Bid Solicitation Agent and the Company fails to instruct the Bid Solicitation Agent to obtain bids when required; or (C) the Bid Solicitation Agent fails to solicit bids when required, then, in each case, the Trading Price per $1,000 principal amount of Notes on such Trading Day will be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day.

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(A) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(B) such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(C) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

The Trustee is under no obligation to determine, and will have no liability in connection with any determination of, whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. OTHER DEFINITIONS.

Term	Defined in Section
“Additional Shares”	5.07(A)
“Business Combination Event”	6.01(A)
“Cash Settlement”	5.03(A)
“Combination Settlement”	5.03(A)
“Common Stock Change Event”	5.08(A)
“Conversion Agent”	2.06(A)
“Conversion Consideration”	5.03(B)
“Default Interest”	2.05(B)
“Defaulted Amount”	2.05(B)
“Event of Default”	7.01(A)
“Expiration Date”	5.05(A)(v)

“Expiration Time”	5.05(A)(v)
“Fundamental Change Notice”	4.02(E)
“Fundamental Change Repurchase Right”	4.02(A)
“Initial Notes”	2.03(A)
“Measurement Period”	5.01(C)(i)(2)
“Paying Agent”	2.06(A)
“Payment Default”	7.01(A)(vii)
“Physical Settlement”	5.03(A)
“Redemption Notice”	4.03(F)
“Reference Property”	5.08(A)
“Reference Property Unit”	5.08(A)
“Register”	2.06(B)
“Registrar”	2.06(A)
“Reporting Event of Default”	7.03(A)
“Secured Obligations”	Section 11.01
“Specified Courts”	12.07
“Spin-Off”	5.05(A)(iii)(2)
“Spin-Off Valuation Period”	5.05(A)(iii)(2)
“Stated Interest”	2.05(A)
“Successor Corporation”	6.01(A)
“Successor Person”	5.08(A)
“Tender/Exchange Offer Valuation Period”	5.05(A)(v)
“Trading Price Condition”	5.01(C)(i)(2)
“Unrestricted Subsidiary”	7.01(A)(vii)

Section 1.03. RULES OF CONSTRUCTION.

For purposes of this Indenture:

(A) “or” is not exclusive;

(B) “including” means “including without limitation”;

(C) “will” expresses a command;

(D) the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E) a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F) words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;

(H) references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(I) the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture; and

(J) the term “interest,” when used with respect to a Note, includes any Additional Interest, Supplemental Interest and Special Interest, unless the context requires otherwise.

Article 2. THE NOTES

Section 2.01. FORM, DATING AND DENOMINATIONS.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.

Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company, the Collateral Agent and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Section 2.02. EXECUTION, AUTHENTICATION AND DELIVERY.

(A) Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.

(B) Authentication by the Trustee and Delivery.

(i) No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

(ii) The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.

(iii) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.

Section 2.03. INITIAL NOTES AND ADDITIONAL NOTES.

(A) Initial Notes. On the Issue Date, there will be originally issued [one hundred fifty million dollars ($150,000,000)] aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02). The Notes issued on the Issue Date are referred to in this Indenture as the “Initial Notes.”

(B) Additional Notes. The Company may not issue any Notes other than the Initial Notes, except for any Notes issued in exchange therefor or in substitution thereof pursuant to the terms hereof.

Section 2.04. METHOD OF PAYMENT.

(A) Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.

(B) Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05. ACCRUAL OF INTEREST; DEFAULTED AMOUNTS; WHEN PAYMENT DATE IS NOT A BUSINESS DAY.

(A) Accrual of Interest. Each Note will accrue cash interest at a rate per annum equal to 7.0% (the “Stated Interest”), plus any Additional Interest, Supplemental Interest and Special Interest that may accrue pursuant to Sections 3.04, 3.09 and 7.03, respectively. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance)* to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(E) and 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Additional Interest, Supplemental Interest and Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(B) Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest accrues plus 2.00%, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.

*	Interest initially to accrue from November 9, 2018.

(C) Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.06. REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

(A) Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.

(B) Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

(C) Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.

(D) Initial Appointments. The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.

Section 2.07. PAYING AGENT AND CONVERSION AGENT TO HOLD PROPERTY IN TRUST.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to in clause (ix) or (x) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.08. HOLDER LISTS.

If the Trustee is not the Registrar, the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.09. LEGENDS.

(A) Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

(B) Non-Affiliate Legend. Each Note will bear the Non-Affiliate Legend.

(C) Restricted Note Legend. Subject to Section 2.12,

(i) each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and

(ii) if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(C)(ii)), including pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.13, such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(D) Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(E) Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(F) Restricted Stock Legend.

(i) Each Conversion Share will bear the Restricted Stock Legend if the Note upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.

(ii) Notwithstanding anything to the contrary in this Section 2.09(F), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.

Section 2.10. TRANSFERS AND EXCHANGES; CERTAIN TRANSFER RESTRICTIONS.

(A) Provisions Applicable to All Transfers and Exchanges.

(i) Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.

(ii) Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.

(iii) The Company, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes and the Company will bear any transfer tax or similar governmental charge as a result of any such transfer, exchange or conversion, but the Company, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes (other than in the case of exchanges pursuant to Sections 2.11, 2.17 or 8.05), but only to the extent that the Holder requests that any Notes or shares of Common Stock delivered upon such transfer, exchange or conversion be issued in a name other than the Holder’s name.

(iv) Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.

(v) The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.

(vi) Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.

(vii) Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(viii) For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or a Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or a Physical Note to be identified by an “unrestricted” CUSIP number

(ix) Neither the Company, the Trustee nor any Note Agent will have any responsibility for any action taken or not taken by the Depositary.

(B) Transfers and Exchanges of Global Notes.

(i) Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:

(1) (x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;

(2) an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or

(3) the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

(ii) Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):

(1) the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, the Company may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.15);

(2) if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;

(3) if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and

(4) if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that are in Authorized Denominations (not to exceed, in the aggregate, the principal amount of such Global Note to be so exchanged), are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures) and bear each legend, if any, required by Section 2.09.

(iii) Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.

(C) Transfers and Exchanges of Physical Notes.

(i) Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:

(1) surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and

(2) deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D).

(ii) Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):

(1) such old Physical Note will be promptly cancelled pursuant to Section 2.15;

(2) if such old Physical Note is to be transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;

(3) in the case of a transfer:

(a) to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; and (y) bear each legend, if any, required by Section 2.09; and

(b) to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and

(4) in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.

(D) Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i) cause such Note to be identified by an “unrestricted” CUSIP number;

(ii) remove such Restricted Note Legend; or

(iii) register the transfer of such Note to the name of another Person,

then the Company, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Trustee and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that no such certificates, documentation or evidence need be so delivered on and after the Free Trade Date with respect to such Note unless the Company determines, in its reasonable discretion, that such Note is not eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act.

(E) Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the applicable Redemption Price when due.

Section 2.11. EXCHANGE AND CANCELLATION OF NOTES TO BE CONVERTED, REDEEMED OR REPURCHASED.

(A) Partial Conversions and Repurchases of Physical Notes. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or repurchase, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or repurchased, as applicable, which Physical Note will be converted or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18.

(B) Cancellation of Converted, Redeemed and Repurchased Notes.

(i) Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.15; and (2) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.

(ii) Global Notes. If a Global Note (or any portion thereof) is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted, redeemed or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.15).

Section 2.12. REMOVAL OF TRANSFER RESTRICTIONS.

Without limiting the generality of any other provision of this Indenture (including Section 3.04), the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section 2.12 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of notice, signed on behalf of the Company by one (1) of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Restricted Note Legend to be deemed to be removed from such Note). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.12 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 3.04 and the definition of Freely Tradable, such Global Note will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

Section 2.13. REPLACEMENT NOTES.

If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Trustee to protect the Company and the Trustee from any loss that any of them may suffer if such Note is replaced.

Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture.

Section 2.14. REGISTERED HOLDERS; CERTAIN RIGHTS WITH RESPECT TO GLOBAL NOTES.

Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.15. CANCELLATION.

Without limiting the generality of Section 3.08, the Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it accordance with its customary procedures. Without limiting the generality of Section 2.03(B), the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

Section 2.16. NOTES HELD BY THE COMPANY OR ITS AFFILIATES.

Without limiting the generality of Section 3.08, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.17. TEMPORARY NOTES.

Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.18. OUTSTANDING NOTES.

(A) Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18.

(B) Replaced Notes. If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C) Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Sections 4.02(D), 4.03(E) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.

(D) Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or Section 5.02(D), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D).

(E) Cessation of Accrual of Interest. Except as provided in Sections 4.02(D), 4.03(E) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.19. REPURCHASES BY THE COMPANY.

Without limiting the generality of Section 2.15, the Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders.

Section 2.20. CUSIP AND ISIN NUMBERS.

Subject to Section 2.12, the Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.

Article 3. COVENANTS

Section 3.01. PAYMENT ON NOTES.

(A) Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.

(B) Deposit of Funds. Before 10:00 A.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

Section 3.02. EXCHANGE ACT REPORTS.

(A) Generally. The Company will send to the Trustee copies of all reports that the Company is required to file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with or furnishes to the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed or furnished via the EDGAR system (or such successor). Upon the request of any Holder, the Trustee will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence.

(B) Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed or furnished any material via the EDGAR system (or such successor). The sending, filing or furnishing of reports pursuant to Section 3.02(A) will not be deemed to constitute constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under this Indenture.

Section 3.03. RULE 144A INFORMATION.

If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A. The Company (or its successor) will take such further action as any Holder or beneficial owner of such Notes or shares may reasonably request to enable such Holder or beneficial owner to sell such Notes or shares pursuant to Rule 144A.

Section 3.04. ADDITIONAL INTEREST.

(A) Accrual of Additional Interest.

(i) If, at any time during the six (6) month period beginning on, and including, the date that is six (6) months after the Last Original Issue Date of any Note,

(1) the Company fails to timely file any report (other than Form 8-K reports) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder); or

(2) such Note is not otherwise Freely Tradable,

then Additional Interest will accrue on such Note for each day during such period on which such failure is continuing or such Note is not Freely Tradable.

(ii) In addition, Additional Interest will accrue on a Note on each day on which such Note is not Freely Tradable on or after the fifth (5th) Business Day after the Free Trade Date of such Note.

(B) Amount and Payment of Additional Interest. Any Additional Interest that accrues on a Note pursuant to Section 3.04(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Additional Interest accruing as a result of the Company’s failure to timely file any report (other than Form 8-K reports) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder), together with any Special Interest, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Stated Interest and any Supplemental Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Special Interest that accrues on such Note.

(C) Notice of Accrual of Additional Interest; Trustee’s Disclaimer. The Company will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note. In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.

(D) The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of their Notes to become Freely Tradable.

Section 3.05. COMPLIANCE AND DEFAULT CERTIFICATES.

(A) Annual Compliance Certificate. Within ninety (90) days after March 31, 2019, and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

(B) Default Certificate. If a Default or Event of Default occurs, then the Company will promptly deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto.

Section 3.06. STAY, EXTENSION AND USURY LAWS.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.07. CORPORATE EXISTENCE.

Subject to Article 6, the Company will cause to preserve and keep in full force and effect:

(A) its corporate existence in accordance with the organizational documents of the Company; and

(B) the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company need not preserve or keep in full force and effect any such license or franchise if the Board of Directors determines that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, materially adverse to the Holders.

Section 3.08. RESTRICTION ON ACQUISITION OF NOTES BY THE COMPANY AND ITS AFFILIATES.

The Company will promptly deliver to the Trustee for cancellation all Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired. In addition, any Notes acquired by Columbia or any of its Subsidiaries (whether or not Columbia is then a Subsidiary of the Company) upon exercise of any Warrant Agreement, dated the date hereof, between Bear Acquisition II, Inc. or Columbia and the holders name therein will automatically be canceled and cease to be outstanding. The Company will use commercially reasonable efforts to prevent any of its controlled Affiliates from acquiring any Note (or any beneficial interest therein).

Section 3.09. THE REQUISITE STOCKHOLDER APPROVAL.

(A) Requisite Stockholder Approval. The Company will use its reasonable best efforts to obtain the Requisite Stockholder Approval, including by seeking such approval, if not previously obtained, at each future regular annual meeting of its stockholders and endorsing its approval in the related proxy materials. The Company will promptly notify the Holders and the Trustee if the Requisite Stockholder Approval is obtained.

(B) Supplemental Interest. Supplemental interest will accrue on the Notes on each day after the first regular annual meeting of the Company’s stockholders after the Issue Date, if the Requisite Stockholder Approval has not been obtained as of such day.

(C) Amount and Payment of Supplemental Interest. Any Supplemental Interest that accrues on a Note pursuant to Section 3.09(B) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof. For the avoidance of doubt, any Supplemental Interest that accrues on a Note will be in addition to the Stated Interest and any Special Interest or Additional Interest that accrues on such Note.

(D) Notice of Accrual of Supplemental Interest; Trustee’s Disclaimer. The Company will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Supplemental Interest accrues on such Note. In addition, if Supplemental Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Supplemental Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Supplemental Interest on such Note on such date of payment; and (ii) the amount of such Supplemental Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Supplemental Interest is payable or the amount thereof.

Section 3.10. FURTHER INSTRUMENTS AND ACTS.

At the Trustee’s request, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of this Indenture.

Section 3.11. LIMITATION ON CERTAIN TRANSACTIONS BY COLUMBIA.

For so long as Columbia is a Subsidiary of the Company, the Company will cause Columbia and its Restricted Subsidiaries (as defined in the Columbia Notes Indenture, as in effect on the Initial Columbia Issuance Date) to comply with the covenants set forth in Sections [to refer to the debt, liens, restricted payments and transactions with affiliates covenants]† of the Columbia Notes Indenture (and in each case, with reference to defined terms used in such covenants, as defined in the Columbia Notes Indenture), in each case as in effect on the Initial Columbia Issuance Date, regardless of whether any Senior Secured Notes remaining outstanding or the Columbia Notes Indenture remains in effect or is subsequently amended.

†	Such covenants shall be no more permissible than those described in the Senior Secured Notes Illustrative Term Sheet provided to the Investors on November 8, 2018 at 10:40 P.M., Eastern time.

Section 3.12. LIMITATION ON CERTAIN DISPOSITIONS AND RESTRICTED PAYMENTS.

(A) The Company shall not (i) create, incur or permit to exist any Lien on the Collateral other than the Lien granted pursuant to the Pledge Agreement, (ii) sell, lease, transfer or otherwise dispose of (including by means of merger, consolidation, share exchange, combination or other similar transaction) any Collateral or (iii) permit Columbia or any of its Subsidiaries to sell, lease, transfer or otherwise dispose of (including by means of merger, consolidation, share exchange, combination or other similar transaction) all or substantially all of the assets of Columbia and its Subsidiaries, taken as a whole, to any person other than a Wholly Owned Subsidiary of Columbia that is a Restricted Subsidiary (as defined in the Columbia Notes Indenture, as in effect on the Initial Columbia Issuance Date).

(B) The Company will comply with the covenant contained in Section 5.07 of the Third Supplemental Indenture dated as of October 12, 2012, which supplements the Indenture dated as of June 17, 2008, among the Company, the subsidiary guarantors party thereto, and U.S. Bank National Association, as trustee, pursuant to which the Company has issued its 6 1⁄4% Senior Notes due 2022 (the “6 1⁄4% Senior Notes”), as further supplemented by the Fourth Supplemental Indenture dated as of June 21, 2016, and as further supplemented by the Fifth Supplemental Indenture dated as of November 10, 2016 (collectively, the “6 1⁄4% Senior Notes Indenture”) (and with reference to defined terms used in such covenant, as defined in the 6 1⁄4% Senior Notes Indenture), in each case as in effect on November 9, 2018, regardless of whether the 6 1⁄4 Senior Notes remain outstanding or the 6 1⁄4% Senior Notes Indenture remains in effect or is subsequently amended.

Article 4. REPURCHASE AND REDEMPTION

Section 4.01. NO SINKING FUND.

No sinking fund is required to be provided for the Notes.

Section 4.02. RIGHT OF HOLDERS TO REQUIRE THE COMPANY TO REPURCHASE NOTES UPON A FUNDAMENTAL CHANGE.

(A) Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.02(D), on such Fundamental Change Repurchase

Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(C) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty-five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to 100% of the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders at of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.

(E) Fundamental Change Notice. On or before the fifteenth (15th) Business Day after the occurrence of a Fundamental Change, the Company will send to each Holder, the Trustee and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”).

Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

(v) the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07);

(viii) that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix) that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and

(x) the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2) such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(3) that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1) if such Note is a Physical Note, the certificate number of such Note;

(2) the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3) the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(G) Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).

(H) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture.

(I) Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.03. RIGHT OF THE COMPANY TO REDEEM THE NOTES.

(A) No Right to Redeem Before December 1, 2022. The Company may not redeem the Notes at its option at any time before December 1, 2022.

(B) Right to Redeem the Notes on or After December 1, 2022. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, but not less than all, of the Notes, at any time, on a Redemption Date on or after December 1, 2022, for a cash purchase price equal to the Redemption Price, but only if (x) the Requisite Stockholder Approval has been obtained as of the related Redemption Notice Date; and (y) the Last Reported Sale Price per share of Common Stock exceeds one hundred and fifty percent (150%) of the Conversion Price on (i) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (ii) the Trading Day immediately before such Redemption Notice Date. For the avoidance of doubt, the calling of any Notes for Redemption will constitute a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof.

(C) Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 4.03(E), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).

(D) Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than seventy-five (75), nor less than sixty-five (65), Scheduled Trading Days after the Redemption Notice Date for such Redemption and that shall be no later than the 65th Scheduled Trading Day immediately preceding the Maturity Date.

(E) Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to 100% of the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders at of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.

(F) Redemption Notice. To call any Notes for Redemption, the Company must (x) send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Redemption Notice.

Such Redemption Notice must state:

(i) that the Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture;

(ii) the Redemption Date for such Redemption;

(iii) the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E));

(iv) the name and address of the Paying Agent and the Conversion Agent;

(v) that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi) the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 5.07);

(vii) the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and before such Redemption Date; and

(viii) the CUSIP and ISIN numbers, if any, of the Notes.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent.

(G) Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.

Article 5. CONVERSION

Section 5.01. RIGHT TO CONVERT.

(A) Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(B) Conversions in Part. Subject to the terms of this Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(C) When Notes May Be Converted.

(i) Generally. Subject to Section 5.01(C)(ii), a Note may be converted only in the following circumstances:

(1) Conversion upon Satisfaction of Common Stock Sale Price Condition. A Holder may convert its Notes during any calendar quarter commencing after the calendar quarter ending on [March 31, 2019]‡ (and only during such calendar quarter), if the Last Reported Sale Price per share of Common Stock exceeds one hundred and thirty percent (130%) of the Conversion Price for each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter.

(2) Conversion upon Satisfaction of Note Trading Price Condition. A Holder may convert its Notes during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Measurement Period”) if the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth below, for each Trading Day of the Measurement Period was less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day. The condition set forth in the preceding sentence is referred to in this Indenture as the “Trading Price Condition.”

The Trading Price will be determined by the Bid Solicitation Agent pursuant to this Section 5.01(C)(i)(2) and the definition of “Trading Price.” The Bid Solicitation Agent (if not the Company) will have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing, and the Company will have no obligation to make such request (or seek bids itself) unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock and the Conversion Rate; provided that reasonable evidence shall include evidence that a Holder is unable to obtain any bids on the Notes from a nationally recognized independent securities dealer. If a Holder provides such evidence, then the Company will (if acting as Bid Solicitation Agent), or will instruct the Bid Solicitation Agent to, determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day. If the Trading Price Condition has been met as set forth above, then the Company will notify the Holders, the Trustee and the Conversion Agent of the same. If, on any Trading Day after the Trading Price Condition has

‡	To be the last date of the first calendar quarter ending after the 30th trading day following the initial closing date of the Notes.

been met as set forth above, the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Conversion Rate on such Trading Day, then the Company will notify the Holders, the Trustee and the Conversion Agent of the same.

(3) Conversion upon Specified Corporate Events.

(a) Certain Distributions. If the Company elects to:

(I) distribute, to all or substantially all holders of Common Stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (I) upon their separation from the Common Stock or upon the occurrence of such triggering event) entitling them, for a period of not more than forty-five (45) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced (determined in the manner set forth in the third paragraph of Section 5.05(A)(ii)); or

(II) distribute, to all or substantially all holders of Common Stock, assets or securities of the Company or rights to purchase the Company’s securities, which distribution per share of Common Stock has a value, as reasonably determined by the Board of Directors, exceeding ten percent (10%) of the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before the date such distribution is announced, then, in either case, (x) the Company will send notice of such distribution, and of the related right to convert Notes, to Holders, the Trustee and the Conversion Agent at least forty-five (45) Scheduled Trading Days before the Ex-Dividend Date for such distribution; and (y) once the Company has sent such notice, Holders may convert their Notes at any time until the earlier of the Close of Business on the Business Day immediately before such Ex-Dividend Date and the Company’s announcement that such distribution will not take place.

(b) Certain Corporate Events. If a Fundamental Change, Make-Whole Fundamental Change (other than a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof) or Common Stock Change Event occurs, then, in each case, Holders may convert their Notes at any time from, and including, the date that the Company sends (or, if earlier, the date the Company is required to send) notice of such transaction or event pursuant to the immediately following sentence to, and including, the thirty-fifth (35th) Trading Day after such effective date (or, if such transaction or event also constitutes a Fundamental Change, to, but excluding, the related Fundamental Change Repurchase Date); provided, however, that if the Company fails to provide the notice referred to in the immediately following sentence by such effective date, then the last day on which the Notes are convertible pursuant to this sentence will be extended by the number of Business Days from, and including, such effective date to, but excluding, the date the Company provides such notice. No later than such effective date, the Company will send notice to the Holders, the Trustee and the Conversion Agent of such transaction or event, such effective date and the related right to convert Notes.

(4) Conversion upon Redemption. If the Company calls any Note for Redemption, then the Holder of such Note may convert such Note at any time before the Close of Business on the Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full).

(5) Conversions During Free Convertibility Period. A Holder may convert its Notes at any time from, and including, June 1, 2024 until the Close of Business on the Scheduled Trading Day immediately before the Maturity Date.

For the avoidance of doubt, the Notes may become convertible pursuant to any one or more of the preceding sub-paragraphs of this Section 5.01(C)(i) and the Notes ceasing to be convertible pursuant to a particular sub-paragraph of this Section 5.01(C)(i) will not preclude the Notes from being convertible pursuant to any other sub-paragraph of this Section 5.01(C)(i).

(ii) Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:

(1) Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(2) in no event may any Note be converted after the Close of Business on the Scheduled Trading Day immediately before the Maturity Date;

(3) if the Company calls any Note for Redemption pursuant to Section 4.03, then the Holder of such Note may not convert such Note after the Close of Business on the Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Indenture; and

(4) if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F); or (c) the Company fails to pay the Fundamental Change Repurchase Price for such Note in accordance with this Indenture.

Section 5.02. CONVERSION PROCEDURES.

(A) Generally.

(i) Global Notes. To convert a beneficial interest in a Global Note that is convertible pursuant to Section 5.01(C), the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(E).

(ii) Physical Notes. To convert all or a portion of a Physical Note that is convertible pursuant to Section 5.01(C), the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Note or a facsimile of such conversion notice; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(E).

(B) Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof), such Note (or such portion thereof) will be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).

(C) Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on (i) the Conversion Date for such conversion, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(D) Interest Payable upon Conversion. The Holder shall be entitled to receive, in addition to the Conversion Consideration, accrued and unpaid interest on any converted Note to, but excluding, the date on which the Holder receives the Conversion Consideration due upon such conversion. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date). In addition, if the Conversion Date of a Note is prior to the four-year anniversary of the Issue Date and the applicable Conversion Rate does not include Additional Shares, the Holder shall be entitled to receive, in addition to the Conversion Consideration, on the date on which the Holder is entitled to receive the Conversion Consideration, for each Note converted, the undiscounted amount of interest scheduled to accrue on such Note (if such Note had remained outstanding) at the then applicable interest rate from such date to the earlier of (x) the two-year anniversary of such date and (y) the four-year anniversary of the Issue Date.

(E) Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(F) Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.

Section 5.03. SETTLEMENT UPON CONVERSION.

(A) Settlement Method. Upon the conversion of any Note, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Article 5, either (x) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(1) (a “Physical Settlement”); (y) solely cash as provided in Section 5.03(B)(i)(2) (a “Cash Settlement”); or (z) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(3) (a “Combination Settlement”).

The Company will have the right to elect the Settlement Method applicable to any conversion of a Note; provided, however, that:

(i) subject to clause (iii) below, all conversions of Notes with a Conversion Date that occurs on or after June 1, 2024 will be settled using the same Settlement Method, and the Company will send notice of such Settlement Method to Holders and the Conversion Agent no later than the Open of Business on June 1, 2024;

(ii) subject to clause (iii) below, if the Company elects a Settlement Method with respect to the conversion of any Note whose Conversion Date occurs before June 1, 2024, then the Company will send notice of such Settlement Method to the Holder of such Note and the Conversion Agent no later than the Close of Business on the Business Day immediately after such Conversion Date;

(iii) if any Notes are called for Redemption, then (1) the Company will specify, in the related Redemption Notice sent pursuant to Section 4.03(F), the Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the related Redemption Notice Date and before the related Redemption Date; and (2) if such Redemption Date occurs on or after June 1, 2024, then such Settlement Method must be the same Settlement Method that, pursuant to clause (i) above, applies to all conversions of Notes with a Conversion Date that occurs on or after June 1, 2024;

(iv) the Company will use the same Settlement Method for all conversions of Notes with a Conversion Date that occurs on the same day (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to conversions of Notes whose Conversion Dates occur on different days, except as provided in clause (i) or (iii) above);

(v) if the Company does not timely elect a Settlement Method with respect to the conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default);

(vi) if the Company timely elects Combination Settlement with respect to the conversion of a Note but does not timely notify the Holder of such Note of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such conversion will be deemed to be as follows: (i) if the relevant Conversion Date is before the first date the stockholder approval set forth in clause (A) of the definition of Requisite Stockholder Approval is obtained, the Capped Combination Settlement Specified Dollar Amount; and (ii) in all other cases, $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default);

(vii) the Settlement Method will be subject to Section 5.08(A)(2); and

(viii) notwithstanding anything to the contrary in this Indenture or the Notes, (x) Cash Settlement will apply to any conversion of a Note whose Conversion Date occurs before the first date the stockholder approval set forth in clause (B) of the definition of Requisite Stockholder Approval is obtained; and (y) the Company will not be permitted to elect Physical Settlement or Combination Settlement (other than Capped Combination Settlement) with respect to any conversion of a Note whose Conversion Date occurs on or after the first date the stockholder approval set forth in clause (B) of the definition of Requisite Stockholder Approval is obtained but before the first date the stockholder approval set forth in clause (A) of the definition of Requisite Stockholder Approval is obtained.

(B) Conversion Consideration.

(i) Generally. Subject to Section 5.03(B)(ii) and Section 5.03(B)(iii), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be as follows:

(1) if Physical Settlement applies to such conversion, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion;

(2) if Cash Settlement applies to such conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such conversion; or

(3) if Combination Settlement (including Capped Combination Settlement) applies to such conversion, consideration consisting of (a) a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such conversion; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period.

(ii) Cash in Lieu of Fractional Shares. If Physical Settlement or Combination Settlement applies to the conversion of any Note and the number of shares of Common Stock deliverable pursuant to Section 5.03(B)(i) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Conversion Date for such conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such conversion, in the case of Combination Settlement.

(iii) Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(iv) Notice of Calculation of Conversion Consideration. If Cash Settlement or Combination Settlement applies to the conversion of any Note, then the Company will determine the Conversion Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Conversion Agent of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent will have any duty to make any such determination.

(C) Delivery of the Conversion Consideration. Except as set forth in Sections 5.05(A), 5.05(C) and 5.08, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such conversion, on or before the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such conversion; and (ii) if Physical Settlement applies to such conversion, on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion.

Section 5.04. RESERVE AND STATUS OF COMMON STOCK ISSUED UPON CONVERSION.

(A) Stock Reserve. At all times when any Notes are outstanding, the Company will reserve for purposes of the Notes, out of its authorized but unissued and unreserved shares of Common Stock, (i) at all times prior to receipt of stockholder approval pursuant to clause (A) of the definition of Requisite Stockholder Approval, a number of shares of Common Stock equal to the Aggregate Share Cap, less any shares of Common Stock theretofore issued upon conversion of any Notes; and (ii) at all times after receipt of stockholder approval pursuant to clause (A) of the definition of Requisite Stockholder Approval, a number of shares of Common Stock sufficient to permit the conversion of all then-outstanding Notes, assuming (x) Physical Settlement will apply to such conversion; and (y) the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 5.07.

(B) Status of Conversion Shares; Listing. Each Conversion Share, if any, delivered upon conversion of any Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05. ADJUSTMENTS TO THE CONVERSION RATE.

(A) Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(i) Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.08 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii) Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions set forth in Sections 5.05(A)(iii)(1) and 5.05(E) will apply) entitling such holders, for a period of not more than forty-five (45) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants. To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred.

For purposes of this Section 5.05(A)(ii) and Section 5.01(C)(i)(3)(a)(I), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date of the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(iii) Spin-Offs and Other Distributed Property.

(1) Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(v) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 5.05(A)(i) or 5.05(A)(ii);

(w) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 5.05(A)(iv);

(x) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(E);

(y) Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 5.05(A)(iii)(2); and

(z) a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.08 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV	=	the fair market value (as determined by the Board of Directors), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, or such rights, options or warrants are not exercised before their expiration (including as a result of being redeemed or terminated), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid or on the basis of the distribution of only such rights, options or warrants, if any, that were actually exercised, if at all.

(2) Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to a Common Stock Change Event, as to which Section 5.08 will apply), and such Capital Stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price and Trading Day were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

The adjustment to the Conversion Rate pursuant to this Section 5.05(A)(iii)(2) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect. If a Note is converted and the Conversion Date (in the case of Physical Settlement) or any VWAP Trading Day of the applicable Observation Period (in the case of Cash Settlement or Combination Settlement) occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Indenture or the Notes, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the Expiration Time;

AC	=	the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (before giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Rate pursuant to this Section 5.05(A)(v) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If a Note is converted and the Conversion Date (in the case of Physical Settlement) or any VWAP Trading Day of the applicable Observation Period (in the case of Cash Settlement or Combination Settlement) occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Indenture or the Notes, the Company will, if necessary, delay the settlement of such conversion until the second (2nd) Business Day after the last day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(B) No Adjustments in Certain Cases.

(i) Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(ii) Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05 or Section 5.07. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1) except as otherwise provided in Section 5.05, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(2) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(3) the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(4) upon the repurchase of any of the Common Stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in Section 5.05(A);

(5) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Issue Date;

(6) solely a change in the par value of the Common Stock; or

(7) accrued and unpaid interest on the Notes.

(C) Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i) a Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(ii) the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;

(iii) the Conversion Consideration due upon such conversion (in the case of Physical Settlement) or due in respect of such VWAP Trading Day (in the case of Combination Settlement) includes any whole shares of Common Stock; and

(iv) such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement). In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(D) Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i) a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);

(ii) a Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(iii) the Conversion Date for such conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv) the Conversion Consideration due upon such conversion (in the case of Physical Settlement) or due with respect to such VWAP Trading Day (in the case of Combination Settlement) includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and

(v) such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)),

then (x) in the case of Physical Settlement, such Conversion Rate adjustment will not be given effect for such conversion, and the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will be entitled to participate in such dividend or distribution; and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such conversion in respect of such VWAP Trading Day, but the shares of Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution.

(E) Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Indenture upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.

(F) Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) or Section 5.07 to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(G) Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate the Stock Price or an adjustment to the Conversion Rate), or to calculate Daily VWAPs over an Observation Period, the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5.05(A)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period or Observation Period, as applicable.

(H) Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.05(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(I) Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(J) Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.06. VOLUNTARY ADJUSTMENTS.

(A) Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(B) Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to this Section 5.06, then, at least fifteen (15) Business Days before such increase, the Company will send notice to each Holder of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.07. ADJUSTMENTS TO THE CONVERSION RATE IN CONNECTION WITH A MAKE-WHOLE FUNDAMENTAL CHANGE.

(A) Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.07, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

	Stock Price
Make-Whole Fundamental Change Effective Date	$4.12	$4.75	$5.14	$6.00	$7.00	$7.70	$10.00	$12.00	$15.00	$20.00	$25.00	$30.00
[closing date]	48.0249	48.0249	44.6043	35.7233	28.6209	24.9467	16.9666	12.7316	8.7199	4.9966	2.9266	1.7866
December 1, 2019	48.0249	47.9171	42.6573	33.8566	26.8923	23.3113	15.7666	11.8233	8.0999	4.6566	2.7266	1.6666
December 1, 2020	48.0249	45.3277	39.9900	31.2566	24.5352	21.1437	14.1466	10.5899	7.2733	4.2016	2.4626	1.5066
December 1, 2021	48.0249	41.8750	36.3687	27.6399	21.2352	18.1065	11.9266	8.9149	6.1466	3.5866	2.1026	1.2933
December 1, 2022	48.0249	37.2855	31.4040	22.5733	16.5780	13.8622	8.8966	6.6566	4.6399	2.7516	1.6226	1.0066
December 1, 2023	48.0249	30.5487	23.8889	14.8399	9.7352	7.8007	4.8666	3.6899	2.6399	1.6166	0.9506	0.6099
December 1, 2024	48.0249	15.8329	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(i) if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by a straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table and the earlier and later dates in the table above, as applicable, based on a 365- or 366-day year, as applicable; and

(ii) if the Stock Price is greater than $30.00 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), or less than $4.12 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 242.7183 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.05(A).

(B) Adjustment of Stock Prices and Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.05(A). The numbers of Additional Shares in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.07(A).

(C) Notice of the Occurrence of a Make-Whole Fundamental Change. The Company will notify the Holders, the Trustee and the Conversion Agent of each Make-Whole Fundamental Change occurring pursuant to clause (A) of the definition thereof in accordance with Section 5.01(C)(i)(3)(b).

(D) Settlement of Cash Make-Whole Fundamental Changes. For the avoidance of doubt, if holders of Common Stock receive solely cash in a Make-Whole Fundamental Change, then, pursuant to Section 5.08, conversions of Notes will thereafter be settled no later than the second (2nd) Business Day after the relevant Conversion Date.

Section 5.08. EFFECT OF COMMON STOCK CHANGE EVENT.

(A) Generally. If there occurs any:

(i) recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(ii) consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii) sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(iv) other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(1) from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property;

(2) if such Reference Property Unit consists entirely of cash, then the Company will be deemed to elect Physical Settlement in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Stock Change Event and will pay the cash due upon such conversions no later than the second (2nd) Business Day after the relevant Conversion Date; and

(3) for these purposes, the Daily VWAP or Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify Holders of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.08; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.07(A) in a manner consistent with this Section 5.08; and (z) contain such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.08(A). If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(B) Notice of Common Stock Change Events. The Company will provide notice of each Common Stock Change Event in the manner provided in Section 5.01(C)(i)(3)(b).

(C) Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.08.

Section 5.09. RESTRICTION ON CONVERSIONS.

Notwithstanding anything to the contrary in this Indenture or the Notes, no shares of Common Stock will be issued upon conversion of any Note, and the Holder will not become or be deemed to become the holder or beneficial owner of any shares of Common Stock issuable upon conversion of any Note, in each case to the extent, and only to the extent, that after giving effect thereto such Holder or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of which such Holder is a part would beneficially own in excess of nine and nine tenths percent (9.9%) of the then-outstanding shares of Common Stock; provided, however, that this Section 5.09 will not apply to any Holder that is subject to Section 16(a) or (b) of the Exchange Act with respect to the Company without regard to the Notes. For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. For the avoidance of doubt, nothing in this Section 5.09 will affect the Company’s ability to elect any Settlement Method in accordance with this Indenture. If any delivery owed to a Holder hereunder is not made, in whole or in part, as a result of the limitation set forth above in this Section 5.09, the Company’s obligation to make such delivery shall not be extinguished (notwithstanding the occurrence of the Redemption Date or the Maturity Date after the applicable Conversion Date but on or prior to the date of such delivery), and the Company shall make such delivery as promptly as practicable, and in any event within two (2) Business Days, after such Holder gives notice to it that, after such delivery, the limitation set forth above in this Section 5.09 would not be exceeded.

Article 6. SUCCESSORS

Section 6.01. WHEN THE COMPANY MAY MERGE, ETC.

(A) Generally. The Company will not consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes; and

(ii) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

(B) Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) complies with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.

Section 6.02. SUCCESSOR CORPORATION SUBSTITUTED.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Corporation had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.

Article 7. DEFAULTS AND REMEDIES

Section 7.01. EVENTS OF DEFAULT.

(A) Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i) a default in the payment of any principal amount, Redemption Price or Fundamental Change Repurchase Price for any Note, in each case when due and payable, whether at maturity, upon Redemption, Repurchase Upon Fundamental Change, acceleration or otherwise;

(ii) a default in the payment of any interest under the Notes when due, which default continues for thirty (30) days;

(iii) a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto, which default continues for five (5) Business Days;

(iv) the Company’s failure to provide, when required by this Indenture, a Fundamental Change Notice

(v) a default in the Company’s obligations under Article 6;

(vi) a default in any of the Company’s obligations or agreements under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;

(vii) a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries, other than any Subsidiary that is designated an “Unrestricted Subsidiary” under the supplemental indenture governing the Company’s 6 1⁄4% senior notes due 2022 as in effect on the Issue Date without regard to any subsequent amendments (the “2022 Indenture”) or any other indenture or supplemental indenture containing substantially similar provisions related to unrestricted subsidiaries or similar concepts that are no less restrictive than those under the 2022 Indenture (collectively, “Unrestricted Subsidiaries”) (or the payment of which is guaranteed by the Company or any of its Subsidiaries (other than Unrestricted Subsidiaries)), which default is caused by a failure to pay principal of or premium or interest on such indebtedness prior to the expiration of any grace period provided in such indebtedness, including any extension thereof (a “Payment Default”), or results in the acceleration of such indebtedness prior to its stated maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates in excess of fifty million dollars ($50,000,000) (or the foreign currency equivalent thereof); provided, however, that if any such default is cured or waived or any such acceleration rescinded, or such indebtedness is repaid, within a period of ten (10) days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, then such Event of Default and any consequential acceleration of the Notes will be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(viii) a final judgment for the payment of fifty million dollars ($50,000,000) (or the foreign currency equivalent thereof) or more (excluding amounts covered by insurance) is rendered against the Company or any of its Significant Subsidiaries (other than Unrestricted Subsidiaries), which judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal thereof has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished;

(ix) the Company or any of its Significant Subsidiaries (other than Unrestricted Subsidiaries), pursuant to or within the meaning of any Bankruptcy Law, either:

(1) commences a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3) consents to the appointment of a custodian of it or for all or substantially all of its property; or

(4) makes a general assignment for the benefit of its creditors; or

(x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for ninety (90) days and that:

(1) is for relief against Company or any of its Significant Subsidiaries (other than Unrestricted Subsidiaries), as a debtor in an involuntary case;

(2) appoints a custodian of the Company or any of its Significant Subsidiaries (other than Unrestricted Subsidiaries), or a custodian for all or substantially all of the property of the Company or any of its Significant Subsidiaries (other than Unrestricted Subsidiaries); or

(3) orders the liquidation of the Company or any of its Significant Subsidiaries (other than Unrestricted Subsidiaries).

(xi) (1) the Pledge Agreement ceases for any reason to be enforceable; (2) the Lien purported to be granted under the Pledge Agreement ceases to be an enforceable and perfected first-priority Lien in the Collateral; or (3) the Company or any Person validly acting on behalf of any of the Company denies or disaffirms, in writing, any obligation of the Company set forth in or arising under the Pledge Agreement.

When a Default is cured, it ceases.

(B) Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02. ACCELERATION.

(A) Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest on, and the Make-Whole Premium with respect to, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B) Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) with respect to the Company and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, and the Make-Whole Premium with respect to, all of the Notes then outstanding to become due and payable immediately.

(C) Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03. SOLE REMEDY FOR A FAILURE TO REPORT.

(A) Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 will, for each of the first one hundred eighty (180) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the one hundred eighty-first (181st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such one hundred eighty-first (181st) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.05(B)).

(B) Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof; provided, however, that in no event will Special

Interest, together with any Additional Interest accruing as a result of the Company’s failure to timely file any report (other than Form 8-K reports) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder), together with any Special Interest, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%). For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest and any Supplemental Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Additional Interest that accrues on such Note.

(C) Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with or furnish to the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(D) Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.

(E) No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04. OTHER REMEDIES.

(A) Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.

(B) Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.05. WAIVER OF PAST DEFAULTS.

An Event of Default pursuant to clause (i), (ii), (iii) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of

Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06. CONTROL BY MAJORITY.

Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 10.01, the Trustee determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee in liability, unless the Trustee is offered security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.

Section 7.07. LIMITATION ON SUITS.

No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A) such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;

(B) Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a request to the Trustee to pursue such remedy;

(C) such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;

(D) the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E) during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.08. ABSOLUTE RIGHT OF HOLDERS TO INSTITUTE SUIT FOR THE ENFORCEMENT OF THE RIGHT TO RECEIVE PAYMENT AND CONVERSION CONSIDERATION.

Notwithstanding anything to the contrary in this Indenture or the Notes, the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.09. COLLECTION SUIT BY TRUSTEE.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iii) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Redemption Price or Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 10.06.

Section 7.10. TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 10.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11. PRIORITIES.

The Trustee or the Collateral Agent, as applicable, will pay or deliver in the following order any money or other property that it collects (including proceeds from the exercise of any remedies on the Collateral) pursuant to this Article 7:

First: to the Trustee and the Collateral Agent, and their agents and attorneys for amounts due under Section 10.06, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee or the Collateral Agent and the costs and expenses of collection;

Second: to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third: to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee or the Collateral Agent, as applicable, may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee or the Collateral Agent, as applicable, will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee or Collateral Agent, as applicable, a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12. UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8. AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. WITHOUT THE CONSENT OF HOLDERS.

Notwithstanding anything to the contrary in Section 8.02, the Company, the Collateral Agent and the Trustee may amend or supplement this Indenture, the Notes or any Security Document without the consent of any Holder to:

(A) cure any ambiguity or correct any omission, defect or inconsistency in this Indenture or the Notes;

(B) add guarantees with respect to the Company’s obligations under this Indenture or the Notes;

(C) secure the Notes;

(D) add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(E) provide for the assumption of the Company’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6;

(F) enter into supplemental indentures pursuant to, and in accordance with, Section 5.08 in connection with a Common Stock Change Event;

(G) irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount; provided, however, that (i) no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.03(A); and (ii) such election or elimination is permitted by Section 5.03(A)(viii);

(H) evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee;

(I) provide for or confirm the issuance of additional Notes pursuant to Section 2.03(B);

(J) comply with any requirement of the SEC in connection with any qualification of this Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;

(K) make, complete, confirm or add any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that is permitted to be released under this Indenture and the Security Documents or to confirm or evidence any such release; or

(L) make any other change to this Indenture, the Notes or any Security Document that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any respect.

Section 8.02. WITH THE CONSENT OF HOLDERS.

(A) Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company, the Collateral Agent and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture, the Notes or any Security Document or waive compliance with any provision of this Indenture, the Notes or any Security Document. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may:

(i) reduce the principal, or extend the stated maturity, of any Note;

(ii) reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii) reduce the rate, or extend the time for the payment, of interest on any Note;

(iv) make any change that adversely affects the conversion rights of any Note;

(v) impair the rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);

(vi) change the ranking of the Notes;

(vii) make any note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;

(viii) reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification;

(ix) make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture or the Notes that requires the consent of each affected Holder; or

(x) except as expressly permitted by the Note Documents, impair the Lien on any Collateral or release any Collateral from the Lien set forth in the Pledge Agreement.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(B) Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.03. NOTICE OF AMENDMENTS, SUPPLEMENTS AND WAIVERS.

Promptly after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04. REVOCATION, EFFECT AND SOLICITATION OF CONSENTS; SPECIAL RECORD DATES; ETC.

(A) Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.

(B) Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C) Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(D) Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

Section 8.05. NOTATIONS AND EXCHANGES.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06. TRUSTEE TO EXECUTE SUPPLEMENTAL INDENTURES.

The Trustee will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that adversely affects the Trustee’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee will be entitled to receive, and (subject to Sections 10.01 and 10.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.

Section 8.07. PAYMENTS FOR CONSENTS.

Neither the Company nor any of its Subsidiaries or Affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

Article 9. SATISFACTION AND DISCHARGE; DEFEASANCE OF CERTAIN COVENANTS

Section 9.01. TERMINATION OF COMPANY’S OBLIGATIONS.

This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, and all Notes Liens will be released, when:

(A) all Notes then outstanding (other than Notes replaced pursuant to Section 2.13) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B) the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.13);

(C) the Company has paid all other amounts payable by it under this Indenture; and

(D) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied;

provided, however, that Article 10 and Section 12.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of this Indenture.

Section 9.02. REPAYMENT TO COMPANY.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 9.03. REINSTATEMENT.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Section 9.04. DEFEASANCE OF RESTRICTIVE COVENANTS.

If:

(A) the Company has caused there to be irrevocably deposited, with the Trustee or the Paying Agent for the benefit of the Holders, cash in an aggregate amount equal to the sum of (i) the remaining scheduled interest payments on each Note outstanding as of the time of such deposit (assuming, for these purposes, that Additional Interest, Supplemental Interest and Special Interest would accrue on such Note at their respective maximum rates per annum provided in Sections 3.04 and 7.03, respectively); and (ii) 100% of the principal amount of each Note outstanding as of the time of such deposit (excluding any Notes referred to in clause (B) below as to which the deposit referred to in such clause is made);

(B) with respect to each Note, if any, for which a Conversion Date has occurred, but the Conversion Consideration due in respect of such Note has not been fully paid or delivered, as of the time of the deposit referred to in clause (A) above, the Company has caused there to be irrevocably deposited, with the Trustee or the Conversion Agent for the benefit of the Holders, the maximum kind and amount of Conversion Consideration due in respect of such Note (together, if applicable, with cash in the amount of any interest due on such Note pursuant to Section 5.02(D));

(C) the Company has instructed the Trustee, the Paying Agent or the Conversion Agent, as applicable, to pay or deliver cash or other property due on the Notes from the cash or other property deposited pursuant clauses (A) and (B) above as the same becomes due;

(D) as of the time of the deposits referred into clauses (A) and (B) above, no Default in the payment or delivery of any amount or property (including Conversion Consideration) on any Note has occurred and is continuing;

(E) pursuant to Section 8.01(G), the Company has irrevocably elected Physical Settlement, or Combination Settlement with a Specified Dollar Amount not exceeding $1,000 per $1,000 principal amount of Notes, to apply to all subsequent conversions of Notes;

(F) the Company has delivered to the Trustee an Opinion of Counsel confirming that the Holders of the Notes will not recognize any income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times, as would have been the case if the Covenant Defeasance had not occurred;

(G) the Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture, but solely in connection with the incurrence of any indebtedness or granting of Liens to finance the Covenant Defeasance, or under such other agreements or instruments governing indebtedness being defeased, discharged or replaced) to which the Company is a party or by which the Company is bound;

(H) the Company has delivered to the Trustee an Officer’s Certificate stating that the deposits referred into clauses (A) and (B) above were not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others;

(I) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Covenant Defeasance have been complied with; and

(J) the Requisite Stockholder Approval has been obtained,

then, notwithstanding anything to the contrary in the Indenture or the Notes:

(i) Section 3.11 will thereafter cease to be of any force or effect, and, for the avoidance of doubt, any omission to comply with any of such Sections (whether directly or indirectly, by reason of any reference elsewhere in this Indenture to any of such Sections or by reason of any reference in any such Section to any other provision of this Indenture or in any other document) will not in itself constitute a Default or Event of Default; and

(ii) and all Liens created pursuant to the Security Documents will be released.

For the avoidance of doubt, the remainder of this Indenture and the Notes will be unaffected by and Covenant Defeasance and will continue to be in full force and effect.

Each of the Trustee, the Paying Agent and the Conversion Agent will return to the Company any cash or other property deposited with it pursuant to clause (A) or (B) above that remains on deposit after (x) all Notes have been paid in full and none remain outstanding; and (y) the Company has paid all other amounts payable by it under this Indenture.

Article 10. TRUSTEE

Section 10.01. DUTIES OF THE TRUSTEE.

(A) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(B) Except during the continuance of an Event of Default:

(i) the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(C) The Trustee may not be relieved from liabilities for its negligence, bad faith or willful misconduct, except that:

(i) this paragraph will not limit the effect of Section 10.01(B);

(ii) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(D) Each provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (A), (B) and (C) of this Section 10.01, regardless of whether such provision so expressly provides.

(E) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.

(F) The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

Section 10.02. RIGHTS OF THE TRUSTEE.

(A) The Trustee may conclusively rely on any document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.

(B) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the written advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.

(C) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.

(D) The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.

(E) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(F) The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.

(G) The Trustee will not be responsible or liable for any punitive, special, indirect or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 10.03. INDIVIDUAL RIGHTS OF THE TRUSTEE.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. Each Note Agent will have that same rights and duties as the trustee under this Section 10.03.

Section 10.04. TRUSTEE’S DISCLAIMER.

The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 10.05. NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing and is known to the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not known to the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes known to a Responsible Officer; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders.

Section 10.06. COMPENSATION AND INDEMNITY.

(A) The Company will, from time to time, pay the Trustee reasonable compensation for its acceptance of this Indenture and services under this Indenture. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(B) The Company will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 10.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 10.06(B), except to the extent the Company is materially prejudiced by such failure. The Company will defend such claim, and the Trustee will cooperate in such defense. If the Trustee is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such a conflict exists). The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.

(C) The obligations of the Company under this Section 10.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.

(D) To secure the Company’s payment obligations in this Section 10.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.

(E) If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (ix) or (x) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 10.07. REPLACEMENT OF THE TRUSTEE.

(A) Notwithstanding anything to the contrary in this Section 10.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 10.07.

(B) The Trustee or the Collateral Agent may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(i) the Trustee fails to comply with Section 10.09;

(ii) the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii) a custodian or public officer takes charge of the Trustee or its property; or

(iv) the Trustee becomes incapable of acting.

(C) If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.

(D) If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(E) If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 10.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(F) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 10.06(D).

Section 10.08. SUCCESSOR TRUSTEE BY MERGER, ETC.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, then such corporation will become the successor Trustee without any further act.

Section 10.09. ELIGIBILITY; DISQUALIFICATION.

There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Article 11. COLLATERAL

Section 11.01. SECURITY DOCUMENTS.

(A) The payment of the principal of, and accrued and unpaid interest, if any, on the Notes when due, whether on an Interest Payment Date, at maturity, by acceleration, Repurchase Upon Fundamental Change, Redemption or otherwise and the payment of all other Obligations and the performance of all other obligations of the Company under the Note Documents (collectively, the “Secured Obligations”) will be secured as provided in the Security Documents to be entered into by the Company and the Collateral Agent (on behalf of itself, the Trustee and the Holders) as required or permitted by this Indenture.

(B) The Company will execute the Pledge Agreement and each other Security Document necessary to create a Lien in the Collateral, including all the capital stock of Columbia owned by the Company (other than the exclusions described in the Pledge Agreement) and make all filings and take all other actions as are reasonably necessary or required by the Security Documents to establish and maintain (at the sole cost and expense of the Company) the security interest created by the Security Documents in the Collateral as a perfected first-priority security interest.

(C) The Company will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements or amendments or continuation statements in respect thereof), that may be required under any applicable law, to ensure that the Liens of the Security Documents on the Collateral remain perfected (to the extent required by the Security Documents) with the priority required by the Security Documents, all at the expense of the Company and provide to the Collateral Agent and the Trustee, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent and the Trustee as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

Section 11.02. COLLATERAL AGENT.

(A) The Collateral Agent will have all the rights and protections provided in the Security Documents and, additionally, will have all the rights and protections in its dealings under the Security Documents as are provided to the Trustee under Article 10.

(B) Subject to Section 10.01, none of the Collateral Agent, Trustee, Paying Agent, Conversion Agent, Registrar or transfer agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, validity, perfection, priority, sufficiency, protection or enforcement of any Note Liens or any other security interest in the Collateral, or any defect or deficiency as to any such matters.

(C) Except as required or permitted by the Security Documents, the Holders, by accepting a Note, acknowledge that the Collateral Agent will not be obligated:

(i) to act upon directions purported to be delivered to it by any Person, except in accordance with the Security Documents;

(ii) to foreclose upon or otherwise enforce any Note Lien; or

(iii) to take any other action whatsoever with regard to any or all of the Note Liens, Security Documents or Collateral.

(D) The Collateral Agent is authorized and empowered to appoint one or more sub-agents as it deems necessary or appropriate.

Section 11.03. AUTHORIZATION OF ACTIONS TO BE TAKEN.

(A) Each Holder of Notes, by its acceptance thereof, (i) consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, (ii) authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents to which it is a party, and (iii) authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Security Documents to which it is a party and to perform its obligations and exercise its rights and powers thereunder.

(B) The Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed to the Collateral Agent under the Security Documents to which the Trustee is a party and, subject to the terms of the Security Documents, to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture and the Security Documents.

(C) Subject to the provisions of Section 10.01 and Section 10.02 and the Security Documents, the Trustee may (but will not be obligated to), in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1) foreclose upon or otherwise enforce any or all of the Note Liens;

(2) enforce any of the terms of the Security Documents to which the Collateral Agent or the Trustee is a party; or

(3) collect and receive payment of any and all Obligations hereunder.

At the Company’s sole cost and expense, the Trustee is hereby authorized and empowered by each Holder of Notes (by its acceptance thereof) to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Note Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Company’s sole cost and expense, to preserve or protect its interests and the interests of the Holders in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Note Liens or be prejudicial to the interests of Holders or the Trustee.

Section 11.04. RELEASE OF COLLATERAL.

(A) Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents and in accordance with Article 8. In addition, the Company will be entitled to the release of assets included in the Collateral from the Note Liens, and the Trustee will (or, if the Trustee is not then the Collateral Agent, will direct the Collateral Agent to) release the same from such Liens at the Company’s sole cost and expense, under any one or more of the following circumstances without the need for any further action (other than as provided for by this Section 11.04) by any Person:

(i) pursuant to an amendment or waiver in accordance with Article 8; and

(ii) in whole or in part, as applicable, as to all or any portion of property subject to such Note Liens which has been taken by eminent domain, condemnation or other similar circumstances.

With respect to any release of Collateral requiring the Trustee’s consent or other release or evidence of release hereunder, upon receipt of an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture and the Security Documents to such release have been met and that it is proper for the Trustee or Collateral Agent to execute and deliver the documents requested by the Company in connection with such release, and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee will, or will cause the Collateral Agent to, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents. Neither the Trustee nor the Collateral Agent will be liable for any such release undertaken in reliance upon any such Officer’s Certificate and Opinion of Counsel, and the Trustee and the Collateral Agent will not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officer’s Certificate and Opinion of Counsel.

Notwithstanding the foregoing, at any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and, if the Trustee is not then the Collateral Agent, the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, or in connection with the exercise of remedies by the Collateral Agent.

Section 11.05. USE OF COLLATERAL.

(A) Unless an Event of Default has occurred and is continuing, except to the extent otherwise provided in the Security Documents or this Indenture, the Company will have the right to remain in possession and retain exclusive control of the Collateral to alter or repair the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income thereon.

(B) The release of any Collateral from the terms of this Indenture will not be deemed to impair the security under this Indenture in contravention of provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof.

Section 11.06. POWERS EXERCISABLE BY RECEIVER OR TRUSTEE.

In case the Collateral is the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee will be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee or the Collateral Agent is in possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.

Section 11.07. VOTING.

In connection with any matter under the Security Documents requiring a vote of holders of Secured Obligations, the holders of such Secured Obligations will be treated as a single class and the Holders will cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders will equal the aggregate outstanding principal amount of the Notes. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee will vote the total amount of the Notes as a block in respect of any vote under the Security Documents.

Section 11.08. APPOINTMENT AND AUTHORIZATION OF U.S. BANK NATIONAL ASSOCIATION AS COLLATERAL AGENT.

(A) U.S. Bank National Association is hereby designated and appointed as the Collateral Agent of the Holders under the Security Documents, and is authorized as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers and remedies as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental hereto and thereto.

(B) Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Collateral Agent will not have (i) any duties or responsibilities except those expressly set forth herein or therein or (ii) any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities will be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent.

The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law will be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.

Section 11.09. RELEASE UPON TERMINATION OF THE COMPANY’S OBLIGATIONS.

In the event that the Company delivers to the Trustee, in form and substance acceptable to it, an Officer’s Certificate and Opinion of Counsel certifying that all the obligations under this Indenture, the Notes and the Security Documents have been satisfied and discharged by the payment in full of the Company’s Obligations under the Notes, this Indenture and the Security Documents, and all such obligations have been so satisfied, the Trustee will deliver to the Company and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent will be deemed not to hold a Lien in the Collateral on behalf of the Trustee and will do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

Article 12. MISCELLANEOUS

Section 12.01. NOTICES.

Any notice or communication by the Company or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

Bristow Group Inc.

2103 City West Blvd.,

4th Floor

Houston, Texas 77042

Attention: L. Don Miller

Electronic mail address: don.miller@bristowgroup.com

with a copy (which will not constitute notice) to:

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

Attention: John D. Geddes; Andrew J. Ericksen

Electronic mail address: john.geddes@bakerbotts.com;

                   aj.ericksen@bakerbotts.com

If to the Trustee:

U.S. Bank National Association

[trustee’s address]

Facsimile: [    ]

Electronic mail address: [    ]

Attention: [    ]

The Company or the Trustee, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Indenture or the Notes, whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities.

Section 12.02. DELIVERY OF OFFICER’S CERTIFICATE AND OPINION OF COUNSEL AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (other than the initial authentication of Notes under this Indenture), the Company will furnish to the Trustee:

(A) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee that complies with Section 12.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and

(B) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee that complies with Section 12.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 12.03. STATEMENTS REQUIRED IN OFFICER’S CERTIFICATE AND OPINION OF COUNSEL.

Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:

(A) a statement that the signatory thereto has read such covenant or condition;

(B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(C) a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D) a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

Section 12.04. RULES BY THE TRUSTEE, THE REGISTRAR AND THE PAYING AGENT.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.05. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 12.06. GOVERNING LAW; WAIVER OF JURY TRIAL.

THIS INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE COLLATERAL AGENT AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

Section 12.07. SUBMISSION TO JURISDICTION.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 12.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 12.08. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 12.09. SUCCESSORS.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee and the Collateral Agent in this Indenture will bind their respective successors.

Section 12.10. FORCE MAJEURE.

The Trustee and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 12.11. U.S.A. PATRIOT Act.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 12.12. CALCULATIONS.

Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, the Daily Conversion Value, the Daily Cash Amount, the Daily Share Amount, accrued interest on the Notes and the Conversion Rate.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor.

Section 12.13. SEVERABILITY.

If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.

Section 12.14. COUNTERPARTS.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 12.15. TABLE OF CONTENTS, HEADINGS, ETC.

The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 12.16. WITHHOLDING TAXES.

Each Holder of a Note agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent pays withholding taxes on behalf of such Holder or beneficial owner as a result of an adjustment to the Conversion Rate, then the Company or such withholding agent, as applicable, may, at its option, set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note.

Section 12.17. TAX TREATMENT.

The Company has entered into this Indenture, and the Notes will be issued, with the intention that, for all tax purposes, the Notes will qualify as indebtedness. The Company, by entering into this Indenture, and each Holder and beneficial owner of Notes, agree to treat the Notes as indebtedness for all tax purposes.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

BRISTOW GROUP INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE AND COLLATERAL AGENT

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

[Insert Non-Affiliate Legend]

BRISTOW GROUP INC.

7.0% Convertible Senior Secured Note due 2024

CUSIP No.: [ ][Insert for a “restricted” CUSIP number: *] ISIN No.: [ ][Insert for a “restricted” ISIN number: *]	Certificate No. [ ]

Bristow Group Inc., a Delaware corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [        ] dollars ($[        ]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]† on December 1, 2024 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:             June 1 and December 1 of each year, commencing on [date].

Regular Record Dates:             May 15 and November 15.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

*

This Note will be deemed to be identified by CUSIP No. [        ] and ISIN No. [        ] from and after such time when the Company delivers, pursuant to Section 2.12 of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note.

†	Insert bracketed language for Global Notes only.

IN WITNESS WHEREOF, Bristow Group Inc. has caused this instrument to be duly executed as of the date set forth below.

BRISTOW GROUP INC.

Date:	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By:
Authorized Signatory

BRISTOW GROUP INC.

7.0% Convertible Senior Secured Note due 2024

This Note is one of a duly authorized issue of notes of Bristow Group Inc., a Delaware corporation (the “Company”), designated as its 7.0% Convertible Senior Secured Notes due 2024 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of [closing date] (as the same may be amended from time to time, the “Indenture”), between the Company and U.S. Bank National Association, as trustee and collateral agent. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee, the Collateral Agent and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1. Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, November 9, 2018, or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date.

2. Maturity. This Note will mature on December 1, 2024, unless earlier repurchased, redeemed or converted.

3. Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture.

4. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5. Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6. Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.

7. Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.

8. Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.

9. When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10. Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.

11. Amendments, Supplements and Waivers. The Company, the Collateral Agent and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Article 8 of the Indenture.

12. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13. Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

15. Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. Collateral. The Company’s obligations under the Notes and the Indenture are secured by Liens on the Collateral as described in the Indenture and the Security Documents.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Bristow Group Inc.

2103 City West Blvd.,

4th Floor

Houston, Texas 77042

Attention: Chief Financial Officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[    ]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

*	Insert for Global Notes only.

CONVERSION NOTICE

BRISTOW GROUP INC.

7.0% Convertible Senior Secured Notes due 2024

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):

☐ the entire principal amount of

☐ $                * aggregate principal amount of

the Note identified by CUSIP No.                  and Certificate No.                 .

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*	Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

BRISTOW GROUP INC.

7.0% Convertible Senior Secured Notes due 2024

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐ the entire principal amount of

☐ $                * aggregate principal amount of

the Note identified by CUSIP No.                  and Certificate No.                 .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

*	Must be an Authorized Denomination.

ASSIGNMENT FORM

BRISTOW GROUP INC.

7.0% Convertible Senior Secured Notes due 2024

Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:

Name:

Address:

Social security or tax identification number:

the within Note and all rights thereunder irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

TRANSFEROR ACKNOWLEDGEMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1.	☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2.	☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3.	☐	Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and a “qualified purchaser” under the Investment Company Act of 1940 in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4.	☐	Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

(Participant in a Recognized Signature
Guarantee Medallion Program)

By:
Authorized Signatory

TRANSFEREE ACKNOWLEDGEMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and a “qualified purchaser” under the Investment Company Act of 1940. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:

(Name of Transferee)

By:
Name:
Title:

EXHIBIT B-1

FORM OF RESTRICTED NOTE LEGEND

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)

REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND A “QUALIFIED PURCHASER” UNDER THE INVESTMENT COMPANY ACT OF 1940 AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT THAT IS ALSO A “QUALIFIED PURCHASER” UNDER THE INVESTMENT COMPANY ACT OF 1940;

(D)	PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.*

*

This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.12 of the within-mentioned Indenture.

B1-1

EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

B2-1

EXHIBIT B-3

FORM OF NON-AFFILIATE LEGEND

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.

B3-1

Exhibit B

Form of Pledge Agreement

See attached

FORM OF

PLEDGE AGREEMENT

dated as of [ ● ], 2018

between

BRISTOW GROUP INC.

and

[ ● ],

as Collateral Agent

Schedule 1 Pledged Equity

Schedule 2 Pledgor’s Information

i

PLEDGE AGREEMENT dated as of [ ● ], 2018, between Bristow Group Inc., a Delaware corporation (“Pledgor”), and [ ● ], as collateral agent for the Secured Parties as defined below (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”).

WHEREAS, pursuant to that certain Indenture dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Indenture”), among Pledgor, as issuer (in such capacity, the “Issuer”), U.S. Bank National Association, as trustee (in such capacity together with its successors and assigns in such capacity, the “Trustee”) and the Collateral Agent, the Issuer has issued $[150,000,000][135,000,000] aggregate principal amount of 7.0% Convertible Senior Secured Notes due 2024 (the “Notes”). Unless the context requires otherwise, for all purposes of this Agreement, references to “Note” or “Notes” include any additional Notes that are actually issued.

WHEREAS, excepting the Excluded Warrants (as defined herein), Pledgor legally and beneficially owns 100% of the issued and outstanding Capital Stock of Bear Acquisition II, Inc., a Delaware corporation contemporaneously with the effectiveness of this Agreement being merged into Columbia Helicopters, Inc., an Oregon corporation and the survivor of such merger which shall contemporaneously therewith be redomesticated as a Delaware corporation (“Pledged Issuer”), as set forth on Schedule 1 attached hereto (the “Initial Pledged Equity”).

WHEREAS, it is a condition precedent to the sale and purchase of the Notes under the Indenture that Pledgor shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Indenture. (a) Capitalized terms used in this Agreement (including the recitals) and not otherwise defined herein have the meanings specified in the Indenture.

(b) The rules of construction specified in Section 1.03 of the Indenture also apply to this Agreement.

Section 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” means this Pledge Agreement.

“Collateral Agent” has the meaning assigned to such term in the preamble.

“Equity Interests” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person.

“Excluded Warrants” means the warrants issued on the date hereof in connection with the Capital Stock of the Pledged Issuer.

“Initial Pledged Equity” has the meaning assigned to such term in the recitals.

“Issuer” has the meaning assigned to such term in the recitals.

“Notes” has the meaning assigned to such term in the recitals.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Equity” has the meaning assigned to such term in Section 2.01.

“Pledged Issuer” has the meaning assigned to such term in the recitals.

“Pledgor” has the meaning assigned to such term in the preamble.

“Proceeds” means all “proceeds” (as defined in the UCC) of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, the Pledged Collateral, and, in any event, shall mean and include all claims against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of any Pledged Collateral, and any condemnation or requisition payments with respect to any Pledged Collateral.

“Secured Parties” means, collectively, the Collateral Agent, the holders of the Notes and the Trustee.

“Trustee” has the meaning assigned to such term in the recitals.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of the security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

ARTICLE II

PLEDGE OF SECURITIES

Section 2.01 Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, Pledgor hereby assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of Pledgor’s right, title and interest in, to and under (i) all Initial Pledged Equity; (ii) all other Equity Interests in Pledged Issuer now or hereafter owned by Pledgor (together with the Initial Pledged Equity, the “Pledged Equity”); and (iii) all Proceeds, products, offspring, profits, substitutions and replacements of, and all rights and privileges of Pledgor with respect to, the Pledged Equity (the items referred to in clauses (i) through (iii) above being collectively referred to as the “Pledged Collateral”); for the avoidance of doubt, the Pledged Equity does not include the Excluded Warrants.

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Section 2.02 Delivery of the Pledged Equity. (a) With respect to any Initial Pledged Equity that is evidenced or represented by a certificate in existence on the date hereof, Pledgor has delivered or caused to have delivered to the Collateral Agent (or made arrangements satisfactory to the Collateral Agent for the delivery of) on or prior to the date hereof, any and all such certificates. If any Pledged Equity shall become evidenced or represented by a certificate after the date hereof, Pledgor agrees to deliver or cause to be delivered promptly after acquisition thereof to the Collateral Agent, any and all such certificates.

(b) Upon delivery to the Collateral Agent, any Pledged Equity evidenced or represented by a certificate shall be accompanied by stock or security powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request.

Each delivery of Pledged Equity shall be accompanied by a schedule describing the securities, which schedule shall be deemed to supplement Schedule 1 and made a part hereof; provided that failure to supplement Schedule 1 shall not affect the validity of such pledge of such Pledged Equity. Each schedule so delivered shall supplement any prior schedules so delivered. Pledgor authorizes the Collateral Agent to file a financing statement describing the Pledged Collateral and naming Pledgor as debtor and the Collateral Agent as secured party and such amendments and continuation statements as the Collateral Agent may reasonably deem necessary to perfect and continue the perfection and priority of the Liens created by this Agreement.

Section 2.03 Representations, Warranties and Covenants. Pledgor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule 1 includes all the issued and outstanding shares of each class of Equity Interests in the Pledged Issuer owned by Pledgor;

(b) the Pledged Equity has been duly and validly authorized and issued by the issuer thereof and are fully paid and nonassessable;

(c) except for the security interests granted hereunder, Pledgor (i) is and will continue to be the direct owner, beneficially and of record, of the Pledged Equity indicated on Schedule 1, (ii) holds the same free and clear of all Liens, other than (A) Liens created by this Agreement and (B) Liens arising as a matter of law, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, or grant any option with respect to, the Pledged Collateral, other than Liens created by this Agreement and Liens arising as a matter of law, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;

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(d) except for restrictions and limitations imposed by the Note Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of, and no notice to or filing with, any governmental authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by Pledgor of this Agreement, when any Pledged Equity is delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent for the benefit of the Secured Parties will obtain a legal, valid and perfected first-priority lien upon and security interest in such Pledged Equity as security for the payment and performance of the Secured Obligations;

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein;

(i) this Agreement is the legal, valid and binding obligation of Pledgor and is enforceable against Pledgor in accordance with its terms;

(j) Pledgor’s full legal name, type of organization, jurisdiction of organization and chief executive office or sole place of business are specified on Schedule 2 attached hereto. Except as specified on Schedule 2, Pledgor has not changed its legal name, jurisdiction of organization, chief executive office or sole place of business (if applicable) or its corporate structure in any way within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as grantor under a security agreement entered into by another Person, which has not heretofore been terminated. Without limiting the prohibitions on mergers involving Pledgor contained in the Indenture (subject to Article 6 of the Indenture) and except upon fifteen (15) days’ prior written notice to the Collateral Agent (or such shorter period as the Collateral Agent may reasonably agree) and delivery of a written supplement to Schedule 2 reflecting any such changes, Pledgor will not change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business, if applicable, from that referred to in this Section 2.03(j); and

(k) if Pledgor shall become entitled to receive or shall receive any stock certificate (including without limitation any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of any capital or any certificate issued in connection with any reorganization), option or rights in respect of Equity Interests of Pledged Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity, or otherwise in respect thereof, Pledgor shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral

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Agent and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by Pledgor to the Collateral Agent in accordance with Section 2.02, to be held by the Collateral Agent, subject to the terms hereof, as additional Pledged Collateral for the Secured Obligations. Any sums paid upon or in respect of the Pledged Collateral upon the liquidation or dissolution of the Pledged Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect to the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of the Pledged Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected first-priority security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Collateral shall be received by Pledgor, Pledgor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of Pledgor, as additional collateral security for the Secured Obligations.

Section 2.04 Certification of Limited Liability Company and Limited Partnership Interests. No interest in any limited liability company or limited partnership controlled by Pledgor that constitutes Pledged Equity shall be represented by a certificate unless (i) the limited liability company agreement or partnership agreement expressly provides that such interests shall be a “security” within the meaning of Article 8 of the UCC of the applicable jurisdiction, and (ii) such certificate shall be delivered to the Collateral Agent in accordance with Section 2.02. Any limited liability company and any limited partnership controlled by Pledgor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such limited partnership be a “security” as defined under Article 8 of the Uniform Commercial Code or (b) certificate any Equity Interests in any such limited liability company or such limited partnership. To the extent an interest in any limited liability company or limited partnership controlled by Pledgor and pledged under Section 2.01 is certificated or becomes certificated, (i) each such certificate shall be delivered to the Collateral Agent, pursuant to Section 2.02(a) and (ii) Pledgor shall fulfill all other requirements under Section 2.02 applicable in respect thereof. Pledgor hereby agrees that if any of the Pledged Collateral are at any time not evidenced by certificates of ownership, then Pledgor shall, to the extent permitted by applicable law, if necessary or desirable to perfect a first-priority security interest in such Pledged Collateral, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Collateral under the terms hereof.

Section 2.05 Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, shall have the right to hold the Pledged Equity in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent and Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Equity registered in the name of Pledgor. At any time, the Collateral Agent shall have the right to exchange the certificates representing Pledged Equity for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

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Section 2.06 Voting Rights, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

(i) Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Equity or any part thereof and Pledgor agrees that it shall exercise such rights for purposes consistent with the terms of this Agreement, the Indenture and the other Note Documents.

(ii) The Collateral Agent shall promptly execute and deliver to Pledgor, or cause to be executed and delivered to Pledgor, all such proxies, powers of attorney and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

(iii) Pledgor shall be entitled to receive and retain any and all Proceeds paid on or distributed in respect of the Pledged Equity to the extent and only to the extent that such distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Indenture, the other Note Documents and applicable laws; provided that (x) any Proceeds, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Equity or received in exchange for Pledged Equity or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by Pledgor, subject to the immediately succeeding clause (y), shall not be commingled by Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be promptly (and in any event within 10 Business Days) delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent) and (y) any such Proceeds (other than those in the form of Equity Interests) so paid or distributed to the extent to which Pledgor shall be so entitled shall, upon receipt by Pledgor, be automatically and irrevocably released from the security interests granted hereby and Liens arising therefrom and such security interests and Liens shall be terminated, all without any requirement any further action by any party. So long as no Default or Event of Default has occurred and is continuing, the Collateral Agent shall promptly deliver to Pledgor any Pledged Equity in its possession if requested in writing to be delivered to the issuer thereof in connection with any exchange or redemption of such Pledged Equity permitted by the Indenture in accordance with this Section 2.06(a)(iii).

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and, all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

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(c) Pledgor hereby authorizes and instructs the Pledged Issuer (and Pledgor shall cause the Pledged Issuer to agree), without further consent or instruction from Pledgor, to (i) comply with any written instruction received by it from the Collateral Agent that states that an Event of Default has occurred and is continuing, to the extent of the rights and remedies of the Collateral Agent arising therefrom, and (ii) direct payment of any Proceeds with respect to the Pledged Collateral directly to the Collateral Agent (except to the extent such Proceeds are permitted to be received by Pledgor pursuant to the terms hereof). Pledgor hereby agrees and confirms that Pledged Issuer shall be fully protected in compliance with this Section 2.06(c).

ARTICLE III

REMEDIES

Section 3.01 Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right, to exercise any and all rights and remedies afforded to a secured party under the UCC and such additional rights and remedies to which a secured party is entitled at law or in equity in any jurisdiction and also may (i) exercise any and all rights and remedies of Pledgor under or in connection with the Pledged Collateral, or otherwise in respect of the Pledged Collateral, including the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Collateral as if the Collateral Agent were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right); and (ii) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Pledged Collateral securing the Secured Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit registration of such Pledged Collateral for public sale. Upon consummation of any such private sales, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any sale of Pledged Collateral shall hold the property sold absolutely, free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which Pledgor now has or may at any time in the future have under any law now existing or hereafter enacted. The Collateral Agent may sell the Pledged Collateral without giving any warranties as to the Pledged Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. The Collateral Agent shall have no obligation to marshal any of the Pledged Collateral.

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The Collateral Agent shall give Pledgor 10 days’ written notice (which Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Pledged Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Pledgor therefor. For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and Pledgor shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as its true and lawful agent (and attorney-in-fact) during the continuance of an Event of Default, for the purpose of (i) endorsing the name of Pledgor on any check, draft, instrument or other item of payment representing or included in the Pledged Collateral and (ii) making all determinations and decisions with respect thereto. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable attorneys’ fees and expenses, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by Pledgor to the Collateral Agent and shall be additional Secured Obligations secured hereby.

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Section 3.02 Application of Proceeds. The Collateral Agent shall turn over to the Trustee the proceeds of any collection or sale of Pledged Collateral, including any Pledged Collateral consisting of cash, to be applied to the payment of the Secured Obligations in accordance with the terms of the Indenture.

Upon any sale of Pledged Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 12.01 of the Indenture. All communications and notices hereunder to Pledgor shall be given to it in care of the Issuer as provided in Section 12.01 of the Indenture.

Section 4.02 Waivers, Amendment. (a) No failure or delay by the Trustee, the Collateral Agent or any other Secured Party in exercising any right or power hereunder or under any other Note Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Trustee, the Collateral Agent and the other Secured Parties hereunder and under the other Note Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the issuance of any Notes shall not be construed as a waiver of any Default, regardless of whether the Trustee, the Collateral Agent or any other Secured Party may have had notice or knowledge of such Default at the time. No notice or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and Pledgor, subject to any consent required in accordance with Article VIII of the Indenture.

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Section 4.03 Collateral Agent’s Fees and Expenses; Indemnification.

(a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred hereunder and indemnity for its actions in connection herewith as provided in Section 10.06 of the Indenture.

(b) Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Note Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Note Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Note Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable within 10 days of written demand therefor.

Section 4.04 Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 4.05 Survival of Agreement. All covenants, agreements, representations and warranties made by Pledgor hereunder and in the other Note Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Note Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Note Documents, and the issuance of any additional Notes, regardless of any investigation made by any Secured Party or on its behalf and notwithstanding that the Trustee, the Collateral Agent or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any Notes are issued under the Indenture, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note or any fee or any other amount payable under any Note Document (other than contingent indemnification obligations not yet accrued and payable) is outstanding.

Section 4.06 Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic communication of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. This Agreement shall become effective as to Pledgor when a counterpart hereof executed on behalf of Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon Pledgor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of Pledgor, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that Pledgor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Pledged Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Indenture.

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Section 4.07 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 4.08 Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process.

(a) The terms of Sections 12.06 and 12.07 of the Indenture with respect to governing law, submission of jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable law.

Section 4.09 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 4.10 Security Interest Absolute. To the extent permitted by law, all rights of the Collateral Agent hereunder, the grant of a security interest in the Pledged Collateral and all obligations of Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture, any other Note Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture, any other Note Document or any other agreement or instrument, (c) any taking, exchange, release or non-perfection of any Lien on any Collateral (except as provided in Sections 2.06(a)(iii) and 4.11) or any other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, (d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to any Secured Obligations, (e) any change, restructuring or termination of the corporate structure or existence of the Pledgor or any of its Subsidiaries or (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Secured Obligations or this Agreement.

Section 4.11 Termination or Release. The security interests granted hereby and Liens arising herefrom shall be terminated or released from time to time as provided in Section 2.06(a)(iii) hereof and Sections 8.02, 9.01, 9.04 and 11.09 of the Indenture.

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Section 4.12 Collateral Agent Appointed Attorney-in-Fact. Pledgor hereby appoints the Collateral Agent the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of Pledgor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Pledged Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Pledged Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Pledged Collateral or to enforce any rights in respect of any Pledged Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Pledged Collateral; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Pledged Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Pledged Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act hereunder, except for their own gross negligence, bad faith, or willful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact, in each case, as determined by a final judgment of a court of competent jurisdiction.

Section 4.13 General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Security Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Security Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Security Documents against Pledgor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Pledged Collateral or Pledgor’s obligations with respect thereto, and (c) to agree to be bound by the terms of this Agreement and any other Security Documents.

Section 4.14 Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Pledged Collateral in its possession; provided, that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Pledged Collateral, if such Pledged Collateral is accorded treatment substantially similar to that which the Collateral Agent accords its own property.

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Section 4.15 Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Pledgor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 4.16 Miscellaneous. The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until the Collateral Agent shall have received a written notice of Event of Default or a written notice from Pledgor or the Secured Parties to the Collateral Agent in its capacity as Collateral Agent indicating that an Event of Default has occurred. The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BRISTOW GROUP INC.

By:
Name:
Title:

[ ● ], as Collateral Agent

By:
Name:
Title:

SCHEDULE 1

PLEDGED EQUITY

[●] shares of the [●], [par value $[●] per share/no par value], of Columbia Helicopters, Inc., a Delaware corporation

SCHEDULE 2

PLEDGOR’S INFORMATION

Full Legal Name:	Bristow Group Inc.

Type of Organization:	corporation

Jurisdiction of Organization:	Delaware

Chief Executive Office/Sole Place of Business:	2103 City West Boulevard, Houston Texas 77042

Exhibit C

Form of Warrant Agreements

See attached

THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (III) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

BEAR ACQUISITION II, INC.

FORM OF WARRANT AGREEMENT

Certificate Number: [__]	Dated: [__], 201[__]

For value received, [__] (together with any transferee of the Warrant Units (as defined below) in accordance with the terms of this Warrant Agreement, the “Holder”), is entitled to purchase from Bear Acquisition II, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), at any time, and from time to time, after the occurrence of any Triggering Event (as defined below), and prior to 5:00 p.m., New York time, on the Expiration Date (as defined below), Underlying Units (as defined below), subject to the terms and conditions of this agreement (this “Warrant Agreement”). On the date of this Warrant Agreement, the Company is executing other agreements substantially in the same form as this Warrant Agreement (such other agreements, collectively with this agreement, the “Warrant Agreements”). The total number of Warrant Components (as defined below) under this Warrant Agreement and all such other Warrant Agreements is [aggregate principal amount of Notes issued ÷ $1000].

The rights to purchase Underlying Units pursuant to this Warrant Agreement will be divided into components, with each component being referred to herein as a “Warrant Component” and consisting of the right to purchase a number of Underlying Units equal to the Warrant Component Conversion Rate (as defined below) for consideration (the “Exercise Consideration”) consisting of Bristow Group Inc.’s (“Bristow”) 7.0% Convertible Senior Secured Notes due 2024 (collectively, the “Bristow Debt Securities,” and each $1,000 principal amount of the Bristow Debt Securities, a “Bristow Note”). The Exercise Consideration for each Warrant Component will consist of one Bristow Note. This Warrant Agreement may be exercised only in integral numbers of Warrant Components, and no fractional Warrant Component may be exercised. The total initial number of Warrant Components represented by this Warrant Agreement is [aggregate principal amount of Notes issued ÷ $1000].

Section 1. Definitions. For purposes of this Warrant Agreement, the following terms have the following meanings:

“Affiliate” means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.

“Bristow Indenture” means that certain Indenture, dated as of the date hereof, among Bristow and U.S. Bank National Association, as trustee and collateral agent.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Close of Business” means 5:00 p.m. (New York City time).

“Effective Warrant Exercise Price per Underlying Unit” means, as of any time, an amount equal to (1) $1,000 divided by (2) the Warrant Component Conversion Rate in effect as of such time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Ownership Percentage” means [__]%.1

“Person” means any individual, corporation, partnership, company, trust, unincorporated organization or any other form of entity.

“Securities Act” means the Securities Act of 1933, as amended.

“Triggering Event” means the occurrence of an “Event of Default” pursuant to clause (ix) or (x) of the definition thereof in the Bristow Indenture.

“Triggering Event Time” means the time of the first occurrence of any Triggering Event.

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The Investors will receive warrants (“Warrants”) representing a portion of the common equity capital of Columbia equal to 60% of such capitalization (if $150,000,000 principal amount of the Notes are issued) or 54% (if $135,000,000 principal amount of the Notes are issued), with such percentage proportionately adjusted for any aggregate principal amount between such amounts, in each case, after giving effect to full exercise of the Warrants. The Warrants will be exercisable solely following certain events of bankruptcy, insolvency and reorganization with respect to the Issuer. The exercise price of the Warrants will be payable solely by tender of the related pro rata portion of the Notes.

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“Underlying Units” means the common stock, par value $[0.01] per share, of the Company.

“Warrant Component Conversion Rate” means, as of any time, a number of Underlying Units equal to:

      OPxOU

WCx(1 – OP)

where:

OP	=	the Ownership Percentage;

OU	=	the number of Underlying Units outstanding as of such time, excluding all Underlying Units, if any, issued before such time upon any prior exercise of this or any other Warrant Agreement (such number of units issued upon exercise to be adjusted proportionately for all splits, combinations or similar transactions with respect to the Underlying Units occurring after any such exercise); and

WC	=	[aggregate principal amount of Notes issued ÷ $1000], which is the initial total number of Warrant Components under all the Warrant Agreements.

Section 2. Term and Exercise of the Warrant Components.

2.1 Term of the Warrant Components. The Holder shall have the right, at any time after the Triggering Event Time and before 5:00 p.m., New York time, on December 1, 2024 (or, if Bristow shall not have satisfied and discharged all of its obligations under the Bristow Indenture on or prior to such date, the date that is 12 months after such date) (the “Expiration Date”) to exercise Warrant Components in accordance with the terms of this Warrant Agreement.

2.2 Company Representations and Warranties. The Company represents and warrants to the Holder that this Warrant Agreement (i) has been duly and validly authorized by the Company and (ii) has been duly executed and delivered and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (A) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (B) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

2.3 Exercise of the Warrant Components.

(a) Exercise. To exercise any Warrant Component represented by this Warrant Agreement, the Holder must surrender a duly completed and signed form of notice of exercise in the form attached (the “Notice of Exercise”) to the Company at the principal

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executive offices of the Company as provided in Section 6, and tender to the Company the Exercise Consideration for such Warrant Component being exercised. For each Warrant Component exercised, the Company will issue a Number of Underlying Units equal to the Warrant Component Conversion Rate and the Holder will deliver the one Bristow Note as payment of the Exercise Consideration. The Bristow Notes deliverable upon exercise may be delivered to the Company in certificated form (duly endorsed) or by transfer to the Trustee through customary Deposit/Withdrawal at Custodian procedures of the Depository Trust Company.

(b) Delivery; Deemed Issuance. Upon exercise of any Warrant Component and delivery of the Notice of Exercise, the Company will issue and cause to be delivered as soon as reasonably practicable (and in no event more than two Business Days from delivery of the Notice of Exercise) to and in the name of the Holder, or in the name of such other Person as designated by the Holder, the number of Underlying Units so purchased upon the exercise of such Warrant Component. Such Underlying Units shall be deemed to have been issued, and the Person in whose name any such certificates will be issuable upon exercise of such Warrant Component (as indicated in the applicable Notice of Exercise) will be deemed to have become a holder of record of such Underlying Units as of the date of the exercise of such Warrant Component.

(c) Warrant Components Exercisable in Whole or in Part. The rights of purchase represented by the Warrant Components shall be exercisable, at the election of the Holder, either in full or from time to time in part, in an integral number of Warrant Components (and in no event may a fractional part of a Warrant Component be exercised).

(d) Company Covenants. The Company shall, for as long as this Warrant Agreement remains outstanding, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued common equity capital, for the purpose of effecting the exercise of any Warrant Component, the number of Underlying Units then issuable upon the exercise of all Warrant Components represented hereby. All Underlying Units delivered upon exercise of such Warrant Components shall be duly authorized and validly issued and shall be fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim (except for liens or adverse claims arising from the action or inaction of Holder). The Company shall not, at any time on or before the Expiration Date, create any new class or classes of “common equity” (as such term is defined in Rule 405 under the Securities Act), other than the Underlying Units.

(e) Upon exercise of any Warrant Component, the Company will not issue any fractional Underlying Unit, and instead will pay an amount in cash equal to the product of the applicable fraction of such Underlying Unit and the Effective Warrant Exercise Price per Underlying Unit. If a Holder exercises more than one Warrant Component on a given exercise date, then the Underlying Units due in respect of such exercise will be computed based on the total number of Warrant Components exercised on such exercise date by such Holder. The number of Underlying Units to be issued upon exercise of any Warrant Component will be based on the Warrant Component Conversion Rate in effect as of the Close of Business on the date that the related Notice of Exercise is delivered.

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Section 3. Taxes. The issuance of certificates for the Underlying Units upon the exercise of any Warrant Components will be made without charge to the Holder for any issuance tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder.

Section 4. Mutilated or Missing Warrant Agreement. If this Warrant Agreement shall be mutilated, lost, stolen or destroyed and the Company shall receive evidence thereof and (except with respect to mutilated Warrant Agreements returned to the Company) indemnity reasonably satisfactory to it, then the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Agreement, or in lieu of and substitution for the Warrant Agreement lost, stolen or destroyed, a new Warrant Agreement of like tenor and representing an equivalent right or interest. An applicant for such a substitute Warrant Agreement shall comply with such other reasonable requirements and pay such reasonable charges as the Company may prescribe, including, without limitation, the execution and delivery of a lost Warrant Agreement affidavit and indemnification agreement in a form reasonably satisfactory to the Company and its counsel.

Section 5. No Rights as Equity Holder. Except as provided in Section 2.3(b), nothing contained in this Warrant Agreement shall be construed as conferring upon the Holder the right to vote or to receive dividends or distributions or to consent or to receive notice as a holder of equity interests of the Company in respect of any meeting of equity holders for the election of directors or members of the Company or any other matter, or any rights whatsoever as an equity holder of the Company.

Section 6. Notices. All notices and other communications required or permitted to be given with respect to this Warrant Agreement shall be in writing signed by the sender, and shall be considered given: (w) on the date delivered, if personally delivered during normal business hours, or on the next Business Day if delivered after normal business hours of the recipient; (x) on the date sent by telecopier with automatic confirmation of the transmitting machine showing the proper number of pages were transmitted without error, if sent during normal business hours of the recipient, or on the next Business Day if sent after normal business hours; (y) on the date sent by email transmission so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating the recipient did not receive such email; or (z) on the Business Day after being sent by FedEx or another recognized overnight delivery service in time for and specifying next day or next business day delivery, in each instance referred to in the preceding clause (z) only if all delivery charges are pre-paid. Each such notice or other communication shall be given to the Holder in accordance with Section 8.06 of that certain Securities Purchase Agreement, dated as of November 27, 2018, between the Holder, the Company and the other parties thereto, and to the Company at its principal executive offices.

Section 7. No Waivers; Remedies; No Impairment. Prior to the Expiration Date, no failure or delay by the Holder in exercising any right, power or privilege with respect to the Warrant Components shall operate as a waiver of the right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and

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remedies provided in this Warrant Agreement shall be cumulative and not exclusive of any rights or remedies provided by law. The Company will not, by amendment of its charter or by-laws or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement and will at all time in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

Section 8. Amendments. No amendment, modification, termination or waiver of any provision of this Warrant Agreement, and no consent to any departure from any provision of this Warrant Agreement, shall be effective unless it shall be in writing and signed and delivered by the Company and the Holder, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

Section 9. Governing Law. This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 10. Severability of Provisions: Successors. Any provision of this Warrant Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Warrant Agreement or affecting the validity or enforceability of the provision in any other jurisdiction. This Warrant Agreement shall be binding upon any entity succeeding the Company by merger, consolidation or otherwise. All of the covenants and agreements of the Company shall inure to the benefit of successors and permitted assigns of the Holder.

Section 11. Titles and Subtitles; Section References. The titles and subtitles used in this Warrant Agreement are used for convenience only and are not to be considered in construing or interpreting this Warrant Agreement. Unless otherwise stated, references to Sections and Annexes are to the Sections and Annexes of this Warrant Agreement.

Section 12. Transfers. At any time and from time to time prior to the Expiration Date, the Holder may, pursuant to this Section 12, sell, assign or transfer to any person all or any portion of the Warrant Components, so long as such transfer does not violate applicable laws (including securities laws). In order to effect any transfer or partial transfer of the Warrant Components, the Holder shall deliver such Warrant Components to the Company with a completed and duly executed notice of transfer in the form attached (the “Notice of Transfer”). Upon receipt of a Notice of Transfer the Company shall promptly (i) issue to the transferee a new Warrant Agreement for the number of Warrant Components assigned by the Holder, and (ii) to the extent the transfer contemplated by the Notice of Transfer is not for the entire number of Warrant Components represented by this Warrant Agreement, issue to the Holder a replacement Warrant Agreement representing the balance of such Warrant Components. For the avoidance of doubt, nothing in this Warrant Agreement shall prohibit the indirect transfer of the Warrant Components or any interest herein that results from any change of ownership of the Holder.

[The next page is the signature page]

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The Company has executed and delivered this Warrant Agreement as of the date set forth above.

BEAR ACQUISITION II, INC.

By:
Name: Title:

Accepted: [__]

By:
Name: Title:

Warrant Agreement Signature Page

(Certificate Number [ ● ])

NOTICE OF EXERCISE

(To Be Completed Only Upon Exercise)

TO:	Bear Acquisition II, Inc.
2103 City West Blvd., 4th Floor
Houston, Texas 77042

1. The undersigned hereby irrevocably elects to exercise its rights with respect to _____________ Warrant Components pursuant to the terms of the Warrant Agreement.

2. The undersigned tenders herewith full payment of the Exercise Consideration equal to $_____________ aggregate principal amount of Bristow Debt Securities for the Underlying Units issuable upon such exercise.

3. Please issue a certificate or certificates representing said Underlying Units in such name or names as specified below:

(Name and Address)

Date:	By:

(Signature must conform in all respects to name of the Holder as set forth on the face of the Warrant Agreement)

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NOTICE OF TRANSFER

(To Be Completed Only Upon Transfer)

TO:	Bear Acquisition II, Inc.
2103 City West Blvd., 4th Floor
Houston, Texas 77042

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the rights in respect of ________________ Warrant Components represented by this Warrant Agreement.

Please issue a Warrant Agreement representing the rights in respect of the aforementioned number of Warrant Components in such name or names as specified below:

(Name and Address)

The undersigned requests the Company, by written order to exchange or register the transfer of the aforementioned number of Warrant Components, and, to the extent the transfer contemplated by this notice is not for the total number of Warrant Components represented by the Warrant Agreement, to issue a replacement Warrant Agreement in the name of the undersigned representing the balance of such Warrant Components.

Dated:	By:

(Signature must conform in all respects to name of the Holder as set forth on the face of the Warrant Agreement)

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